Computational Materials for
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                         Certificates, Series 2007-SD3
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New Issue Computational Materials
---------------------------------



$493,046,000 (approximate +/-10%)

Bear Stearns Asset Backed Securities I LLC
Asset-Backed Certificates, Series 2007-SD3

Bear Stearns Asset-backed Securities I LLC
Depositor

EMC Mortgage Corporation
Mortgage Loan Seller

Wells Fargo Bank, National Association
Master Servicer

Bear, Stearns & Co. Inc.
Sole Manager

All Statistical Information based upon Information as of April 1, 2007.


May 16, 2007

                               [GRAPHIC OMITTED]




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------
Statement Regarding Free Writing Prospectus
-------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: www.bearstearns.com/prospectus/bsabs for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.


Securities, Pricing Estimates and Other Information
---------------------------------------------------

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
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                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------


                               Contact information
                               -------------------
MBS Trading
-----------

Scott Eichel                             Tel: (212) 272-5451
Sr. Managing Director                    eichel@bear.com


Paul Van Lingen                          Tel: (212) 272-4976
Sr. Managing Director                    pvanlingen@bear.com


MBS Structuring
---------------

Derek Schaible                           Tel: (212) 272-5451
Associate Director                       dschaible@bear.com

Thomas Durkin                            Tel: (212) 272-5451
Associate Director                       tdurkin@bear.com

MBS Banking
-----------

Jennifer Schneider                       Tel: (212) 272-7599
Managing Director Principal              jeschneider@bear.com

Robert Durden                            Tel: (212) 272-5714
Associate Director                       rdurden@bear.com

Paul Nostro                              Tel: (212) 272-7621
Analyst                                  pnostro@bear.com

Syndicate
---------

Carol Fuller                             Tel: (212) 272-4955
Senior Managing Director                 cfuller@bear.com

Jayme Fagas                              Tel: (212) 272-4955
Managing Director Principal              jfagas@bear.com

Rating Agencies
---------------
S&P:              James Taylor           Tel: (212) 438-6067
                                         James_taylor@standardandpoors.com

Moody's:          Wioletta Frankowicz    Tel: (212) 553-1019
                                         wioletta.frankowicz@moodys.com




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
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                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------


              Certificate Information to 10% Optional Clean-up Call
              -----------------------------------------------------


            Certificate         Ratings         Expected        Pass-through         Expected     Expected      Certificate
  Class       Size (1)         S&P/Moodys         CE                Rate             Principal      Wal             Type
                                                Levels (1)                            Window       (yrs)
                                                                                       (mos)
   A-1       $432,869,000       AAA/Aaa           14.40%          LIBOR (2)(3)         1-93        2.680         Senior
   M-1        $11,884,000       AA+/Aa1           12.05%          LIBOR (2)(4)         39-93       5.132       Subordinate
   M-2        $10,872,000        AA/Aa2            9.90%          LIBOR (2)(4)         39-93       5.121       Subordinate
   M-3         $6,321,000       AA-/Aa3            8.65%          LIBOR (2)(4)         38-93       5.107       Subordinate
   M-4         $6,068,000        A+/A1             7.45%          LIBOR (2)(4)         38-93       5.103       Subordinate
   M-5         $5,310,000         A/A2             6.40%          LIBOR (2)(4)         38-93       5.103       Subordinate
   M-6         $5,057,000        A-/A3             5.40%          LIBOR (2)(4)         38-93       5.103       Subordinate
   M-7         $3,793,000      BBB+/Baa1           4.65%          LIBOR (2)(4)         37-93       5.088       Subordinate
   M-8         $5,057,000       BBB/Baa2           3.65%          LIBOR (2)(4)         37-93       5.088       Subordinate
   M-9         $5,815,000      BBB-/Baa3           2.50%          LIBOR (2)(4)         1-12        0.324       Subordinate

        NOTES:       - Prepayment Pricing Speed Assumption is 25% CPR
                     - Certificates will be priced to a 10% clean-up call
                     - Certificates are subject to a variance of +/- 10%
                     - The Class A-1 will benefit from a note guaranty policy
                       provided by [FGIC]

(1) The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination, overcollateralization ("OC") and excess spread.

(2) The Pass-Through Rates for the Certificates will be a floating rate based on One-Month LIBOR plus the respective Margin subject to the Net Rate Cap. The Net Rate Cap will equal the weighted average of the net rates on the mortgage loans.

(3) On the first distribution date after the first possible optional clean-up call, the margin for the Class A Certificates will increase to 2 times its original value.

(4) On the first distribution date after the first possible optional clean-up call, the margin for the Class M Certificates will increase to
        1.5 times its original value.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                         Certificates, Series 2007-SD3
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The Collateral


    - Conventional, one- to four-family, fixed rate or hybrid and adjustable-rate One-Year LIBOR, One-Year Treasury, Six-Month LIBOR, One-Month LIBOR, One-Month COFI, One-Year TREASURY or MTA indexed loans with initial rate adjustments occurring one month, three months, six months, one year, two years, three years, five years, seven years or ten years after the date of origination. The Mortgage Loans are secured by fully or negatively amortizing, first liens on residential mortgage properties as briefly described in the table below.

    - Approximately 9.92% of the mortgage loans are indexed to MTA, One-Month COFI, or One-Month LIBOR and have coupon adjustments that allow for negative amortization whereby interest payments may be deferred and added to the principal balance thereof ("Negam Loans"). For these loans, the monthly payment amount is subject to adjustment annually on a date specified in the related mortgage note, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth anniversary of the first due date and on every fifth year thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and
        (iii) if the unpaid principal balance exceeds a percentage of 110%, 115% or 125%, as specified in the related note, of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity.

    - Approximately 4.66% of the mortgage loans are Secure Option ARM loans which have an initial fixed-rate for the first five (5) years following their origination and then adjust every six months thereafter based on the Six-Month LIBOR (the "Index") plus the related margin (the " Gross Margin"). On each due date during the period from origination to the earlier to occur of (i) the end of the first five years or (ii) the unpaid principal balance of the loan exceeds 115% of the original principal balance (the "Option Period") the borrower can choose to make
        (1) the minimum payment, (2) an interest only payment or (3) a fully amortizing payment. If the borrower chooses to make the minimum payment, which is generally 3% per annum less than the initial note rate, the deferred interest will result in negative amortization of the loan. After the end of the Option Period and until the end of the first ten years from origination (the "Interest Only Period"), the borrower must make at least an interest only payment based on the then current outstanding principal balance and the note rate in effect for each month. After the Interest-Only Period expires at the end of the 120th month of the loan, the monthly payment will recast to amortize fully the then unpaid principal balance over its remaining term to maturity. These mortgage loans provide for the adjustment to their respective mortgage rate at the end of the initial fixed-rate period and every six months thereafter (each such date, an "Adjustment Date") in accordance with the terms of the related mortgage note to equal the sum of (1) the Index and (2) the Gross Margin.

    - The mortgage loans are serviced by EMC Mortgage Corp (approximately 61.02%), Wells Fargo Bank, National Association (approximately 31.25%), Bank of America, National Association (approximately 6.79%) and eight other servicer, none of which constitute more than 5% of the Mortgage Loans.

    - As of the Cut-Off Date, no more than approximately 8.14% of the mortgage loans will be 31-60 days delinquent (using the OTS method) and none of the mortgage loans will be greater than 60 days delinquent (using the OTS method).

    - As of the Cut-Off Date, no more than 31.23% of the Mortgage Loans will have been more than 1x30 days delinquent in the past 12 months.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                         Certificates, Series 2007-SD3
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The Collateral - Continued


    - The mortgage loans were originated by approximately 174 originators with approximately 15.83% originated by Capital One, approximately 31.41% originated by Wells Fargo Bank, National Association, approximately 14.95% originated by SunTrust Mortgage, and approximately 6.79% originated by Bank of America. No other originator represents more than 5% of the deal.

    - The mortgage loans that were originated by Capital One are generally seasoned loans (approximately 37.39%), loans that did not meet investor guidelines (approximately 16.96%), and loans with a delinquency history (approximately 45.64%).

    - The mortgage loans that were originated by Wells Fargo are generally seasoned loans (approximately 18.34%), loans that did not meet investor guidelines (approximately 53.91%), and loans with a delinquency history (approximately 27.75%).

    - The mortgage loans that were originated by SunTrust Mortgage are generally seasoned loans (approximately 12.86%), loans with a delinquency history (approximately 65.45%), and loans that did not meet investor guidelines (approximately 21.69%).

    - The mortgage loans that were originated by Bank of America are generally seasoned loans (approximately 10.43%), loans with a delinquency history (approximately 15.23%), and loans that did not meet investor guidelines (approximately 74.35%).

    - The mortgage loans have been acquired by the Mortgage Loan Seller from a variety of sources. Such loans were originated or intended to be originated based on prime or alternative "A" underwriting guidelines.

    - Approximately 3.94% of the mortgage loans have been modified by the servicer.

    - Approximately 0.26% of the mortgage loans are currently in bankruptcy status.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

                      Index/         Principal    % of Sub-    Gross     WAM      AGE    Oterm    Gross     Curr
   Loan Type           Term           Balance        Pool     WAC (%)   (Mos.)   (Mos.)   (Mos.)  Margin(%) CLTV(%)   FICO
  ARM/1st Lien         1MLIB             99,630       0.03     7.042      194      166     360     2.350     60.38     653
  ARM/1st Lien         1YLIB        103,010,441      33.04     5.841      329       25     354     2.393     74.08     697
  ARM/1st Lien        1YTRSY         68,375,550      21.93     6.054      323       35     358     2.936     71.34     710
  ARM/1st Lien         6MLIB         90,252,319      28.95     7.867      353        7     360     2.500     94.40     639
  ARM/1st Lien         COFI           1,761,188       0.56     6.964      272      108     380     2.533     67.79     546
  ARM/1st Lien          MTA          48,291,320      15.49     7.788      350       18     368     3.085     82.64     632
                    TOTAL ARM:      311,790,448     100.00     6.782      338       21     359     2.651     80.65     672
 Fixed/1st Lien       Balloon           719,358       0.37     7.512      256       19     275      N/A      79.49     626
 Fixed/1st Lien    Interest Only     35,274,449      18.19     7.107      348       11     359      N/A      86.56     654
 Fixed/1st Lien     Full Amort      157,904,491      81.44     7.049      318       18     336      N/A      76.58     663
                   TOTAL FIXED:     193,898,298     100.00     7.061      323       17     340      N/A      78.41     661
                TOTAL PORTFOLIO:    505,688,747     100.00     6.889      332       20     352     2.651     79.79     668

               All Collateral Information Provided Herein has Been
              Calculated Using Information as of April 1, 2007 and
               May Differ +/-10% From the Final Characteristics of
                    the Mortgage Pool as of the Cut-off Date.






--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                         Computational Materials for
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                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Summary of Terms

Depositor:                     Bear Stearns Asset Backed Securities I LLC.

Mortgage Loan Seller:          EMC Mortgage Corporation.

Master Servicer:               Wells Fargo Bank, National Association.

Servicers:                     The mortgage loans are serviced by EMC Mortgage
                               Corp (approximately 61.02%), Wells Fargo Bank,
                               National Association (approximately 31.25%), Bank of America, National Association (approximately
                               6.79%) and eight other servicers, none of which constitute more than 5% of the Mortgage Loans.

Sole Manager:                  Bear, Stearns & Co. Inc.

Trustee:                       Citibank, National Association.

Rating Agencies:               Moody's and Standard & Poor's Ratings Group.

Swap Provider:                 Bear Stearns Financial Products

Note Insurer: [FGIC]. The financial strength of the Insurer is rated "AAA" by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., "Aaa" by Moody's Investors Service, and "AAA" by Fitch Ratings. The Note Insurer will issue its Note guaranty insurance policy pursuant to which it will guarantee payments of current interest and certain payments of principal on the Class A Certificates. The Note guaranty insurance policy will not cover any prepayment interest shortfalls or any interest shortfalls resulting from the application of the Servicemembers Civil Relief Act.

Cut-Off Date:                  April 1, 2007

Settlement Date:               On or about May 18, 2007

Distribution Date:             25th day of each month (or the next business
                               day), commencing May, 2007

Optional Call:                 10% clean-up call. However, no purchase of the
                               Mortgage Loans or the Certificates will be permitted if it would result in a draw on the note guaranty insurance policy or would result in any amounts owed to the Note Insurer remaining unpaid, and no purchase of the Mortgage Loans or the Certificates will be permitted if the Note
                               Insurer can show reasonable probability that it would result in a draw on the note guaranty insurance policy or would result in any amounts owed to the Note Insurer remaining unpaid unless, in either case, the Note Insurer in its sole discretion consents to the termination.

Registration:                  The Certificates will be available in book-entry
                               form through DTC.

Denominations:                 The Certificates are issuable in minimum
                               denominations of an original amount of $25,000 and multiples of $1,000 in excess thereof.

Federal Tax Aspects:           REMIC (one or more)




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Erisa Considerations:          It is expected that the Class A Certificates may
                               be purchased by a pension or other employee benefit plan subject to the Employee Retirement
                               Income Security Act of 1974, as amended or
                               Section 4975 of the Internal Revenue Code of
                               1986, so long as a number of conditions are met.
                               Prior to the termination of the supplemental interest trust, persons investing assets of employee benefit plans or individual retirement accounts may purchase the Class A Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the U.S. Department of Labor. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

Smmea Eligibility:             None of the Certificates will be 'mortgage
                               related securities' for purposes of the Secondary
                               Mortgage Market Enhancement Act of 1984.

P&I Advances:                  The servicer will be obligated to advance, or
                               cause to be advanced, cash advances with respect to delinquent payments of scheduled principal and interest (other than principal on any balloon payment and, principal on any negative amortization loan) on the mortgage loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses. The
                               Trustee will be obligated to back-stop the servicer's obligation.

Net Mortgage Rate:             On any mortgage loan, the then applicable
                               mortgage rate thereon minus the sum of (1) the Servicing Fee Rate (ranging from 0.20% to 0.75%) and (2) the Master Servicing Rate (0.009%).

Interest Payments:             On each Distribution Date holders of the
                               Certificates will be entitled to receive the interest that has accrued on the Certificates at the related pass-through rate during the related accrual period, and any interest due on a prior
                               Distribution Date that was not paid.

                               The "accrual period" for the Certificates will be the period from and including the preceding distribution date (or from the settlement date with respect to the first distribution date) to and including the day prior to the current distribution date.

                               The trustee will calculate interest on the Certificates on an actual/360 basis.

Principal Payments:            The Class M Certificates will not receive any
                               principal payments until the Stepdown Date or during a Trigger Event.

                               After the Stepdown Date, so long as a Trigger Event is not in effect, principal will be paid to the Class A and Class M Certificates as described under the "Priority of Payments."





--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Early Principal Payment        The Early Principal Payment Amount for any
Amount:                        Distribution Date is the lesser of (a) the sum of
                               certificate principal balance of the Class M-9
                               Certificates immediately prior to such
                               Distribution Date after taking into account distributions of principal made pursuant in "Principal Distributions" and clause (i) of "Net
                               Monthly Excess Cashflow Distributions" and (b)
                               100% of the remaining Net Monthly Excess Cashflow after payment of clauses (i) through (viii) of the Net Monthly Excess Cashflow Distributions.

Aggregate Early Principal      The Aggregate Early Principal Payment Amount for
Payment Amount:                any Distribution Date is the sum of all amounts
                               of principal paid to the Class M-9 Certificates pursuant to (ix) of the Net Monthly Excess
                               Cashflow Distributions on all prior Distribution
                               Dates.

Credit Enhancement:            The Certificates will benefit from the following
                               forms of credit enhancement:

                               With respect to the Class A Certificates, the
                               Note Insurance Policy;

                               Excess Spread: excess spread is available to cover losses, interest shortfalls and to build and maintain the Overcollateralization Amount;

                               Swap Payments (if available);

                               Overcollateralization ("OC")
                                    Initial (% Orig.)                   [2.50]%
                                    Initial OC Floor (% Orig.)          [0.50]%

                               Subordination: Initially, [14.40]% for the Class A Certificates, [12.05]% for the Class M-1 Certificates, [9.90]% for the Class M-2 Certificates, [8.65]% for the Class M-3 Certificates, [7.45]% for the Class M-4 Certificates, [6.40]% for the Class M-5 Certificates, [5.40]% for the Class M-6 Certificates, [4.65]% for the Class M-7 Certificates, [3.65]% for the Class M-8 Certificates and [2.50]% for the Class M-9 Certificates.

Interest Remittance Amount:    With respect to any Distribution Date, that
                               portion of the available distribution amount for that Distribution Date that represents interest received or advanced on the Mortgage Loans (net of Administrative Fees and any Net Swap Payment or Swap Termination Payment owed to the Swap
                               Provider not resulting from an event of default or certain termination events with respect to the Swap Provider (a "Swap Provider Trigger Event")).

Overcollateralization          The Overcollateralization Amount with respect to
Amount:                        any Distribution Date is the excess, if any, of
                               (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related
                               Due Period (after giving effect to scheduled payments of principal due during the related Due
                               Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Realized Loss Period) over (ii) the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates on such distribution date (after taking into account the distributions of principal other than any Extra Principal Distribution Amount on such certificates).




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Overcollateralization          With respect to any Distribution Date, prior to
Target Amount:                 the Stepdown Date, an amount equal to the sum of
                               (a) approximately [2.50]% of the aggregate Stated
                               Principal Balance of the Mortgage Loans as of the Cut-off Date, and (b) the Aggregate Early
                               Principal Payment Amount.

                               For any Distribution Date on or after the Stepdown Date provided a Trigger Event is not in effect, the lesser of approximately (a) the amount described in the preceding paragraph, and
                               (b) the greater of (i) the excess of (x) approximately [7.30]% of the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Realized Loss Period) over (y) the aggregate certificate principal balance of the Class M-9 Certificates immediately prior to such Distribution Date, and (ii) the Overcollateralization Floor.

                               On and after the Stepdown Date, and if a Trigger Event has occurred and is continuing on the related Distribution Date, the Overcollateralization Target Amount will be the same as the Overcollateralization Target Amount on the immediately preceding Distribution Date (after taking into account any payments of principal made with respect to the Class M-9 Certificates pursuant to the Excess Cashflow Distributions).

Overcollateralization          With respect to any Distribution Date, an amount
Increase Amount:               equal to the lesser of (i) available excess
                               cashflow from the Mortgage Loans available for payment of Overcollateralization Increase Amount and (ii) the excess, if any, of (x) the Overcollateralization Target Amount for that
                               Distribution Date over (y) the
                               Overcollateralization Amount for that
                               Distribution Date.

Overcollateralization          With respect to any Distribution Date for which
Reduction Amount:              the Excess Overcollateralization Amount is, or
                               would be, after taking into account all other distributions to be made on that Distribution
                               Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization
                               Amount for that Distribution Date and (ii) principal collected on the Mortgage Loans for that Distribution Date.

Excess Overcollateralization   With respect to any Distribution Date, the lesser
Amount:                        of (i) Principal Funds and (ii) the excess, if
                               any, of the Overcollateralization Amount over the Overcollateralization Target Amount.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Overcollateralization          With respect to any distribution date (a) prior
Floor:                         to the distribution date in May 2027, an amount
                               equal to 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date and
                               (b) on or after May 2027, an amount equal to the greater of (1) 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date and (2) the sum of (i) the aggregate outstanding principal balance of the mortgage loans, in each case, as of the last day of the related Due Period, with an original term to maturity of greater than 360 months, and (ii)
                               0.10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

Stepdown Date:                 The later to occur of (x) the Distribution Date
                               occurring in May 2010 and (y) the first
                               Distribution Date on which the aggregate
                               Certificate Principal Balance of the Class M
                               Certificates plus the Overcollateralization
                               Amount on such Distribution Date divided by the sum of the Stated Principal Balance of the Mortgage Loans as of the last day of the related
                               Due Period (after giving effect to scheduled payments of principal due during the related Due
                               Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Realized Loss Period) is greater than or equal to approximately [28.80]%.

Credit Enhancement             The Credit Enhancement Percentage for any Class
Percentage:                    of Certificates for any Distribution Date is the
                               percentage obtained by dividing (x) the aggregate
                               Certificate Principal Balance of the class or classes subordinate thereto (including the Class
                               CE Certificates) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amounts to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.


                                          INITIAL             EXPECTED CE%
                               CLASS    EXPECTED CE %    ON/AFTER STEPDOWN DATE
                               ------------------------------------------------
                               A          [14.40]%            [28.80]%
                               M-1        [12.05]%            [24.10]%
                               M-2         [9.90]%            [19.80]%
                               M-3         [8.65]%            [17.30]%
                               M-4         [7.45]%            [14.90]%
                               M-5         [6.40]%            [12.80]%
                               M-6         [5.40]%            [10.80]%
                               M-7         [4.65]%             [9.30]%
                               M-8         [3.65]%             [7.30]%
                               M-9         [2.50]%             [5.00]%




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Trigger Event:                 If either the Delinquency Test or the Cumulative
                               Loss Test is violated.

Delinquency Test:              The Delinquency Test is violated on any
                               Distribution Date if the three-month rolling average of the percentage obtained by dividing
                               (x) the sum of the Stated Principal Balance of the Mortgage Loans (as of the last day of the related Due Period) which are delinquent 60 days or more (including Mortgage Loans that are in foreclosure, have been converted to REO
                               Properties or are in bankruptcy) by (y) the aggregate Stated Principal Balance of the Mortgage Loans in the mortgage pool, in each case, as of the last day of the related Due
                               Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Realized Loss Period), equals or exceeds approximately [24.25]% of the aggregate certificate principal balance of the subordinate certificates plus any Overcollateralization
                               Amount (in each case after taking into account distribution of the related Principal
                               Distribution Amount on such Distribution Date) as a percentage of the sum of the Stated Principal
                               Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                               Period, and after reduction for Realized Losses incurred during the related Realized Loss
                               Period).

Cumulative Loss Test:          The Cumulative Loss Test is violated on any
                               Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off Date
                               (reduced by the amount of Subsequent Recoveries) through the last day of the related Realized Loss
                               Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

                               Distribution Date Occurring in        Percentage
                               ------------------------------------------------
                               May 2010 through  April 2011          [1.75]%
                               May 2011 through  April 2012          [2.50]%
                               May 2012 through  April 2013          [3.00]%
                               May 2013 and thereafter               [3.00]%

Realized Losses:               The excess of the Stated Principal Balance of a
                               defaulted mortgage loan over the net Liquidation
                               Proceeds with respect thereto that are allocated to principal.

                               Generally, any Realized Losses on the Mortgage Loans will be absorbed first by Excess Spread, second, by the Overcollateralization Amount, third, by the Class M Certificates in reverse numerical order and fourth, to the Class A Certificates, on a pro rata basis as described further in the prospectus supplement.

Realized Loss Period:          For any Distribution Date, the monthly or other
                               related period preceding such Distribution Date described in the related servicing agreement pursuant to which any Realized Losses are determined with respect to such Distribution
                               Date.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Expense Adjusted Mortgage      The applicable mortgage rate (as adjusted for the
Rate:                          actual number of days in the related Interest
                               Accrual Period) on each Mortgage Loan as of the first day of the related Due Period minus the sum of the (i) Servicing Fee Rate and (ii) the Master
                               Servicing Fee.

Net Wac Rate Cap:              For any Distribution Date and the Class A and
                               Class M Certificates is the excess of (A) the weighted average of the Expense Adjusted Mortgage
                               Rates of the Mortgage Loans as of the first day of the related due period, over (B) (1) a per annum rate equal to the sum of (i) the net swap payments payable to the Swap Provider, and (ii) any Swap Termination Payment not due to a Swap
                               Provider Trigger Event payable to the Swap
                               Provider on such Distribution Date, divided by the outstanding Stated Principal Balance of the Mortgage Loans as of the related Due Date prior to giving effect to any reduction in the Stated
                               Principal Balances of the Mortgage Loans on such Due Date, multiplied by 12, and (2) in the case of the Class A Certificates the Note Insurance
                               Premium. The net WAC Rate Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Pass-through Rates:            The Pass-Through Rate with respect to each class
                               of Class A Certificates and Class M Certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR plus the related Margin, and (y) the related Net
                               WAC Rate Cap adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Swap Agreement:                On the Closing Date, the supplemental interest
                               trust trustee will enter into a Swap Agreement for the benefit of the Offered Certificates with an initial notional amount of [$505,688,747].
                               Under the Swap Agreement, on each Distribution
                               Date beginning in May 2007 and ending in April
                               2012, the Swap Administrator shall be obligated to pay to the Swap Provider an amount equal to [5.06375%] (per annum) on the related swap notional amount specified in the schedule below based upon a 30/360 day count convention, and the Swap Administrator will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the related swap notional amount specified in the schedule below based upon an actual/360 day count convention, accrued during the related swap accrual period. Only the net amount of the two obligations above will be paid by the appropriate party (each, a "Net Swap
                               Payment"). To the extent that the Swap
                               Administrator is obligated to make a Net Swap
                               Payment on any Distribution Date, amounts otherwise available to the Certificateholders will be applied to make a payment to the Swap
                               Administrator in the same amount, for payment to the Swap Provider. The Swap Agreement will terminate after the Distribution Date in April
                               2012.

                               Upon early termination of the Swap Agreement, the Swap Administrator or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the Event That the Swap Administrator is Required to Make a Swap Termination Payment, the Trust Will be Required to Make a Payment to the Swap Administrator in the Same Amount, Which Amount Will be Paid On the Related Distribution Date, and On Any Subsequent Distribution Dates Until Paid in Full, Prior to Distributions to the Related Certificateholders (Other Than a Swap Termination Payment Due to a Swap Provider Trigger Event). Shown below is the swap notional amount schedule.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

                             Swap Notional Schedule

   Period     Notional Amount     Period    Notional Amount     Period      Notional Amount
     0        505,688,746.57        20       381,710,075.52       40         286,717,213.81
     1        498,642,873.88        21       376,344,735.38       41         282,595,136.72
     2        491,695,443.17        22       371,049,564.85       42         278,523,810.25
     3        484,844,754.48        23       365,823,301.79       43         274,507,470.52
     4        478,088,451.21        24       360,655,398.27       44         270,546,424.00
     5        471,425,549.06        25       355,556,945.69       45         266,639,111.56
     6        464,855,331.44        26       350,529,423.80       46         262,784,468.95
     7        458,375,006.87        27       345,566,412.76       47         258,983,706.88
     8        451,983,472.38        28       340,669,369.00       48         255,232,414.89
     9        445,679,097.11        29       335,837,113.61       49         251,532,081.49
     10       439,460,905.58        30       331,071,994.82       50         247,882,196.61
     11       433,328,381.29        31       326,367,313.76       51         244,281,907.40
     12       427,277,254.46        32       321,724,870.28       52         240,729,056.42
     13       421,309,381.26        33       317,142,868.77       53         237,224,513.62
     14       415,423,341.52        34       312,621,293.21       54         233,768,381.30
     15       409,615,493.95        35       308,161,298.93       55         230,360,004.98
     16       403,887,485.56        36       303,761,629.07       56         226,997,658.75
     17       398,233,542.47        37       299,421,639.18       57         223,681,002.06
     18       392,655,995.33        38       295,131,902.33       58         220,407,667.87
     19       387,145,439.99        39       290,895,918.84       59         217,180,019.22








--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Interest Carry Forward Amount: For each class of Offered Certificates, and on any Distribution Date, the sum of (i) the excess of (A) the interest accrued during the related Interest Accrual Period for such Class (excluding any Basis Risk Shortfall Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (B) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess (to the extent permitted by applicable law) at the Pass-Through Rate for the related interest accrual period, including the interest accrual period relating to such Distribution Date for such class.

Interest Distribution Amount:  The Interest Distribution Amount for the Offered
                               Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest payable by the Master Servicer and any shortfalls resulting from the application of the Relief Act and any allocations of net deferred interest to such Class.

Senior Interest Distribution   The Senior Interest Distribution Amount for any
Amount:                        Distribution Date and any Class A Certificates is
                               equal to the Interest Distribution Amount for such Distribution Date for the related Class A
                               Certificates and the Interest Carry Forward
                               Amount, if any, for that Distribution Date for the related Class A Certificates.

Basis Risk Shortfall Carryover With respect to any Distribution Date, and the
Amount: Class A Certificates and Class M Certificates, the excess of (i) the amount of interest such class would have accrued on such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net WAC Rate Cap, over (ii) the amount of interest such class of Certificates received on such Distribution Date if the Pass-Through Rate is limited to the related Net WAC Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates (and accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the related Net WAC Rate Cap). The ratings on each Class of Certificates do not address the likelihood of the payment of any Basis Risk Shortfall Carryover Amount.

Basis Risk Shortfall:          Because each Mortgage Loan has a mortgage rate
                               that is either fixed or adjustable, and the adjustable-rate Mortgage Loans will adjust based on various indices after an initial fixed-rate period ranging from one month to ten years following the date of origination, and the Pass-Through Rates on the Offered Certificates are based on one-month LIBOR, the application of the Net WAC Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls, "Basis Risk Shortfalls"). This may also occur if the indices rise quickly since the Mortgage Loan adjustments are constrained by certain interim caps. If Basis Risk Shortfalls occur, they will be carried forward as Basis Risk Shortfall
                               Carryover Amounts and paid from Net Monthly
                               Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent
                               Distribution Date.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Interest Payment Priority:     On each Distribution Date, the Interest
                               Remittance Amount will be distributed in the following order of priority:

                                    (i)      to the Note Insurer, the premium
                                             under the note guaranty insurance
                                             policy;
                                    (ii)     from the Interest Remittance
                                             Amount, to the holders of the Class
                                             A Certificates, the Senior Interest
                                             Distribution Amount allocable to
                                             such Certificates;
                                    (iii)    from the Interest Remittance
                                             Amount, to the Note Insurer, any
                                             reimbursements for prior draws
                                             (including applicable interest) on
                                             the note guaranty insurance policy;
                                    (iv)     from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-1 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates;
                                    (v)      from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-2 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates;
                                    (vi)     from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-3 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates;
                                    (vii)    from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-4 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates;
                                    (viii)   from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-5 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates;
                                    (ix)     from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-6 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates;
                                    (x)      from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-7 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates;
                                    (xi)     from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-8 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates;
                                    (xii)    from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-9 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates; and
                                    (xiii)   from the remaining Interest
                                             Remittance Amount to the Note
                                             Insurer, any other amounts owed to
                                             the Note Insurer pursuant to the
                                             note guaranty insurance policy.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Principal Payment Priority:    On each Distribution Date (a) prior to the
                               Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amounts shall be distributed, after distribution to the
                               Note Insurer, any reimbursements for prior draws
                               (including applicable interest on the note guaranty insurance policy), as follows:

                                    (i)      the Principal Distribution Amount
                                             sequentially to the holders of the
                                             Class A Certificates, until the
                                             Certificate Principal Balance of
                                             each such class has been reduced to
                                             zero;
                                    (ii)     to the holders of the Class M-1
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i)
                                             above, until the Certificate
                                             Principal Balance thereof has been
                                             reduced to zero;
                                    (iii)    to the holders of the Class M-2
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i)
                                             and (ii) above, until the
                                             Certificate Principal Balance
                                             thereof has been reduced to zero;
                                    (iv)     to the holders of the Class M-3
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i),
                                             (ii) and (iii) above, until the
                                             Certificate Principal Balance
                                             thereof has been reduced to zero;
                                    (v)      to the holders of the Class M-4
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i),
                                             (ii), (iii) and (iv) above, until
                                             the Certificate Principal Balance
                                             thereof has been reduced to zero;
                                    (vi)     to the holders of the Class M-5
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i),
                                             (ii), (iii), (iv) and (v) above,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (vii)    to the holders of the Class M-6
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i),
                                             (ii), (iii), (iv), (v) and (vi)
                                             above, until the Certificate
                                             Principal Balance thereof has been
                                             reduced to zero;
                                    (viii)   to the holders of the Class M-7
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i),
                                             (ii), (iii), (iv), (v), (vi) and
                                             (vii) above, until the Certificate
                                             Principal Balance thereof has been
                                             reduced to zero;
                                    (ix)     to the holders of the Class M-8
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i),
                                             (ii), (iii), (iv), (v), (vi), (vii)
                                             and (viii) above, until the
                                             Certificate Principal Balance
                                             thereof has been reduced to zero;
                                    (x)      to the holders of the Class M-9
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i),
                                             (ii), (iii), (iv), (v), (vi),
                                             (vii), (viii) and (ix) above, until
                                             the Certificate Principal Balance
                                             thereof has been reduced to zero;
                                             and
                                    (xi)     to the Note Insurer, any other
                                             amounts owed to the Note Insurer
                                             pursuant to the note guaranty
                                             insurance policy.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


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                         Certificates, Series 2007-SD3
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Principal Payment Priority:    On each Distribution Date (a) on or after the
                               Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed, after distribution to the
                               Note Insurer, any reimbursements for prior draws (including applicable interest on the note guaranty insurance policy), as follows:

                                    (i)      the Principal Distribution Amount
                                             sequentially to the holders of the
                                             Class A Certificates, to the extent
                                             of the Class A Principal
                                             Distribution Amount, until the
                                             Certificate Principal Balance of
                                             each such class has been reduced to
                                             zero;
                                    (ii)     to the holders of the Class M-1
                                             Certificates, the Class M-1
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (iii)    to the holders of the Class M-2
                                             Certificates, the Class M-2
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (iv)     to the holders of the Class M-3
                                             Certificates, the Class M-3
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (v)      to the holders of the Class M-4
                                             Certificates, the Class M-4
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (vi)     to the holders of the Class M-5
                                             Certificates, the Class M-5
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (vii)    to the holders of the Class M-6
                                             Certificates, the Class M-6
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (viii)   to the holders of the Class M-7
                                             Certificates, the Class M-7
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (ix)     to the holders of the Class M-8
                                             Certificates, the Class M-8
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (x)      to the holders of the Class M-9
                                             Certificates, the Class M-9
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (xi)     to the Note Insurer, any other
                                             amounts owed to the Note Insurer
                                             pursuant to the note guaranty
                                             insurance policy.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                         Computational Materials for
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                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Swap Payments:                 Funds payable under the swap agreement will be
                               deposited into a reserve account (the "Derivative
                               Account").

                               Funds in the Swap Account that are payable to the Swap Provider will be paid from any available funds prior to distributions on the Certificates and will be distributed on each Distribution Date in the following order of priority:

                                    1)    to the Swap Provider, any Net Swap
                                          Payment owed for such Distribution
                                          Date; and
                                    2)    to the Swap Provider, any Swap
                                          Termination Payment not due to a
                                          Swap Provider Trigger Event.

                               Funds in the Swap Account that are payable to the trust will be distributed on each Distribution Date in the following order of priority:

                                    1)    to the holders of the Class A
                                          Certificates, on a pro rata basis,
                                          to pay accrued interest and any
                                          Interest Carry Forward Amount to the
                                          extent of the interest portion of
                                          any Realized Loss on the related
                                          Mortgage Loans, in each case to the
                                          extent unpaid from the Interest
                                          Remittance Amount;
                                    2)    to the holders of the Class M
                                          Certificates, sequentially, to pay
                                          accrued interest and any Interest
                                          Carry Forward Amount to the extent
                                          of the interest portion of any
                                          Realized Loss on the related
                                          Mortgage Loans, in each case to the
                                          extent unpaid from the Interest
                                          Remittance Amount;
                                    3)    to pay, first to the Class A
                                          Certificates on a pro rata basis,
                                          and second, sequentially to the
                                          Class M-1, Class M-2, Class M-3,
                                          Class M-4, Class M-5, Class M-6,
                                          Class M-7, Class M-8 and Class M-9
                                          Certificates, in that order, any
                                          Basis Risk Carryover Amounts for
                                          such Distribution Date;
                                    4)    to pay as principal to the Class A,
                                          Class M-1, Class M-2, Class M-3,
                                          Class M-4, Class M-5, Class M-6,
                                          Class M-7, Class M-8 and Class M-9
                                          Certificates to be applied as part
                                          of the Extra Principal Distribution
                                          Amount to maintain the
                                          Overcollateralization Target Amount
                                          for such Distribution Date (to the
                                          extent the Overcollateralization
                                          Amount is reduced below the
                                          Overcollateralization Target Amount
                                          as a result of Realized Losses and
                                          to the extent not covered by Net
                                          Monthly Excess Cashflow) distributed
                                          in the same manner and priority as
                                          the Principal Distribution Amount;
                                          and
                                    5)    to the party named in the Pooling
                                          and Servicing Agreement, any
                                          remaining amounts.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Net Monthly Excess Cashflow    With respect to any Distribution Date, the
Distributions:                 available distribution amount remaining after
                               distribution of the Interest Remittance Amount and the Principal Distribution Amount as described above ("Net Monthly Excess Cashflow") shall be distributed as follows to the extent not covered by amounts paid pursuant to the Swap
                               Agreement (other than in the case of clause (i) below):

                                    (i)      to the holders of the class or
                                             classes of Certificates then
                                             entitled to receive distributions
                                             in respect of principal, in an
                                             amount equal to the
                                             Overcollateralization Increase
                                             Amount, distributable as part of
                                             the Principal Distribution Amount;
                                    (ii)     from Net Monthly Excess Cashflow
                                             attributable to the Interest
                                             Remittance Amount, to the holders
                                             of the Class A Certificates, pro
                                             rata, in an amount equal to any
                                             Interest Carry Forward Amounts to
                                             the extent unpaid from the Interest
                                             Remittance Amount or amounts paid
                                             to the trust pursuant to the Swap
                                             Agreement.
                                    (iii)    from Net Monthly Excess Cashflow
                                             attributable to the Interest
                                             Remittance Amount, to the holders
                                             of the Class A Certificates, in an
                                             amount equal to the previously
                                             allocated Realized Loss Amounts;
                                    (iv)     to the holders of the Class M-1,
                                             Class M-2, Class M-3, Class M-4,
                                             Class M-5, Class M-6, Class M-7,
                                             Class M-8 and Class M-9
                                             Certificates, in that order, in an
                                             amount equal to the related
                                             Interest Carry Forward Amount
                                             allocable to such Certificates;
                                    (v)      to make payments to a reserve
                                             account, to the extent required to
                                             distribute to the holders of the
                                             Class A Certificates any Basis Risk
                                             Carryover Amounts for such classes
                                             (after taking into account amounts
                                             paid under the Swap Agreement);
                                    (vi)     to make payments to a reserve
                                             account, to the extent required to
                                             distribute to the holders of the
                                             Class M Certificates any Basis Risk
                                             Carryover Amounts for such classes
                                             (after taking into account amounts
                                             paid under the Swap Agreement);
                                    (vii)    to the holders of the Class A
                                             Certificates and Class M
                                             Certificates, in an amount equal to
                                             such certificates' allocated share
                                             of any Prepayment Interest
                                             Shortfalls and any shortfalls
                                             resulting from the application of
                                             the Relief Act, in each case,
                                             without interest accrued thereon;
                                    (viii)   to the Swap Provider, any Swap
                                             Termination Payment for such
                                             Distribution Date due to a Swap
                                             Provider Trigger Event;
                                    (ix)     to pay the Early Principal Payment
                                             Amount as principal on the Class
                                             M-9 Certificates, until the
                                             certificate principal balance of
                                             such class is reduced to zero; and
                                    (x)      to the holders of the Class B-IO
                                             Certificates and Class R
                                             Certificates as provided in the
                                             Pooling and Servicing Agreement.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Net Deferred Interest:         With respect to the Mortgage Loans, on any
                               Distribution Date, the amount of Deferred
                               Interest on the related mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net
                               Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in the related Available Funds for such distribution date and available to be distributed on the Certificates on that distribution date.

                               With respect to any Senior Certificates and the subordinate certificates as of any Distribution Date, will be an amount equal to the product of
                               (1) the excess, if any, of (a) the related
                               Pass-Through Rate for such class of certificates, over (b) the related Adjusted Rate Cap for such class of certificates for such Distribution Date, and (2) the Certificate Principal Balance of such class of certificates immediately prior to such distribution date.

Deferred Interest:             The amount of accrued interest on the negative
                               amortization mortgage loans, the payment of which is deferred and added to the principal balance of such mortgage loans due to the negative amortization feature thereof, as described further in the prospectus supplement.

Adjusted Rate Cap:             With respect to each class of Class A
                               Certificates and Class M Certificates, each
                               Distribution Date and the related Due Period, is the sum of (i) the scheduled monthly payments owed on the related Mortgage Loans for such Due
                               Period less the related servicing fees and lender paid mortgage insurance fees (if any), and (ii) the actual monthly payments received in excess of such scheduled monthly payments, expressed as a per annum rate calculated on the basis of the aggregate scheduled principal balance of the related mortgage loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Principal Distribution         The Principal Distribution Amount for any
Amount:                        Distribution Date will be the sum of (i) the
                               principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related
                               Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) the amount of any Overcollateralization
                               Increase Amount for such Distribution Date MINUS
                               (v) the sum of (a) any Net Swap Payment, or any Swap Termination Payment not due to a Swap
                               Provider Trigger Event, owed to the Swap Provider to the extent not paid on prior Distribution
                               Dates from the Interest Remittance Amount on such Distribution Dates and (b) the amount of any Overcollateralization Reduction Amount for such
                               Distribution Date allocated to the Principal
                               Distribution Amount based on the amount of principal for such Distribution Date.

Class A Principal Distribution The Class A Principal Distribution Amount is an
Amount: amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 71.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Class M-1 Principal            The Class M-1 Principal Distribution Amount is an
Distribution                   amount equal to the excess of (x) the sum of (i)
Amount:                        the aggregate Certificate Principal Balance of
                               the Class A Certificates (after taking into account the payment of the Class A Principal
                               Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period
                               (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related
                               Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                               Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.

Class M-2 Principal            The Class M-2 Principal Distribution Amount is an
Distribution                   amount equal to the excess of (x) the sum of (i)
Amount:                        the aggregate Certificate Principal Balance of
                               the Class A Certificates and Class M-1
                               Certificates (after taking into account the payment of the Class A and Class M-1 Principal
                               Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period
                               (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related
                               Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                               Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Class M-3 Principal            The Class M-3 Principal Distribution Amount is an
Distribution Amount:           amount equal to the excess of (x) the sum of (i)
                               the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates
                               (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal
                               Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period
                               (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related
                               Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                               Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.

Class M-4 Principal            The Class M-4 Principal Distribution Amount is an
Distribution Amount:           amount equal to the excess of (x) the sum of (i)
                               the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3
                               Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and
                               Class M-3 Principal Distribution Amounts on such
                               Distribution Date) and (ii) the Certificate
                               Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over
                               (y) the lesser of (A) the product of (i) approximately 85.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related
                               Prepayment Period, and after reduction for Realized Losses incurred during the related Due
                               Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                               Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Class M-5 Principal            The Class M-5 Principal Distribution Amount is an
Distribution Amount:           amount equal to the excess of (x) the sum of (i)
                               the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and
                               Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2,
                               Class M-3 and Class M-4 Principal Distribution
                               Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5
                               Certificates immediately prior to such
                               Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period
                               (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related
                               Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                               Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.

Class M-6 Principal            The Class M-6 Principal Distribution Amount is an
Distribution Amount:           amount equal to the excess of (x) the sum of (i)
                               the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3,
                               Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and
                               Class M-5 Principal Distribution Amounts on such
                               Distribution Date) and (ii) the Certificate
                               Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over
                               (y) the lesser of (A) the product of (i) approximately 89.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related
                               Prepayment Period, and after reduction for Realized Losses incurred during the related Due
                               Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                               Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Class M-7 Principal           The Class M-7 Principal Distribution Amount is an
Distribution Amount:          amount equal to the excess of (x) the sum of (i)
                              the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3,
                              Class M-4, Class M-5 and Class M-6 Certificates
                              (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class
                              M-4, Class M-5 and Class M-6 Principal
                              Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period
                              (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related
                              Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                              Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.

Class M-8 Principal           The Class M-8 Principal Distribution Amount is an
Distribution Amount:          amount equal to the excess of (x) the sum of (i)
                              the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3,
                              Class M-4, Class M-5, Class M-6 and Class M-7
                              Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2,
                              Class M-3, Class M-4, Class M-5, Class M-6 and
                              Class M-7 Principal Distribution Amounts on such
                              Distribution Date) and (ii) the Certificate
                              Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over
                              (y) the lesser of (A) the product of (i) approximately 92.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related
                              Prepayment Period, and after reduction for Realized Losses incurred during the related Due
                              Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                              Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Class M-9 Principal            The Class M-9 Principal Distribution Amount is an
Distribution Amount:           amount equal to the excess of (x) the sum of (i)
                               the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3,
                               Class M-4, Class M-5, Class M-6, Class M-7 and
                               Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2,
                               Class M-3, Class M-4, Class M-5, Class M-6, Class
                               M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-9
                               Certificates immediately prior to such
                               Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period
                               (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related
                               Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                               Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

                                               Subordinate Classes Available Funds Cap
           Distribution      AFC        AFC              Distribution    AFC       AFC              Distribution     AFC       AFC
 Period        Date        Rate(1)   Rate (2)   Period       Date      Rate(1)  Rate (2)   Period       Date       Rate(1)  Rate (2)
 ------        ----        -------   --------   ------       ----      -------  --------   ------       ----       -------  --------
    1       25-May-07      28.040     28.040      40      25-Aug-10     7.330    30.020      79      25-Nov-10      7.090     9.530
    2       25-Jun-07       6.640     21.650      41      25-Sep-10     7.320    30.290      80      25-Dec-10      6.860     9.230
    3       25-Jul-07       6.700     21.880      42      25-Oct-10     7.360    30.540      81      25-Jan-11      6.860     9.250
    4       25-Aug-07       6.670     22.010      43      25-Nov-10     7.340    30.780      82      25-Feb-11      7.600    10.260
    5       25-Sep-07       6.690     22.190      44      25-Dec-10     7.380    31.040      83      25-Mar-11      6.860     9.270
    6       25-Oct-07       6.750     22.420      45      25-Jan-11     7.390    31.300      84      25-Apr-11      7.090     9.590
    7       25-Nov-07       6.720     22.560      46      25-Feb-11     7.280    31.520      85      25-May-11      6.860     9.310
    8       25-Dec-07       6.770     22.780      47      25-Mar-11     7.410    31.820      86      25-Jun-11      7.090     9.630
    9       25-Jan-08       6.750     22.920      48      25-Apr-11     7.370    32.070      87      25-Jul-11      6.860     9.330
   10       25-Feb-08       6.770     23.120      49      25-May-11     7.430    32.440      88      25-Aug-11      6.860     9.350
   11       25-Mar-08       6.840     23.380      50      25-Jun-11     7.400    32.740      89      25-Sep-11      7.090     9.670
   12       25-Apr-08       6.790     23.480      51      25-Jul-11     7.470    33.140      90      25-Oct-11      6.860     9.370
   13       25-May-08       6.830     23.710      52      25-Aug-11     7.500    33.500      91      25-Nov-11      7.090     9.680
   14       25-Jun-08       6.820     23.860      53      25-Sep-11     7.450    33.840      92      25-Dec-11      6.860     9.370
   15       25-Jul-08       6.850     24.080      54      25-Oct-11     7.520    34.170
   16       25-Aug-08       6.840     24.240      55      25-Nov-11     7.470    34.520
   17       25-Sep-08       6.860     24.440      56      25-Dec-11     7.540    34.980
   18       25-Oct-08       6.890     24.680      57      25-Jan-12     7.550    35.540
   19       25-Nov-08       6.890     24.840      58      25-Feb-12     7.410    35.920
   20       25-Dec-08       6.910     25.070      59      25-Mar-12     7.570    36.220
   21       25-Jan-09       6.910     25.250      60      25-Apr-12     7.030     9.070
   22       25-Feb-09       6.920     25.450      61      25-May-12     6.800     8.820
   23       25-Mar-09       6.960     25.730      62      25-Jun-12     7.030     9.130
   24       25-Apr-09       6.940     25.860      63      25-Jul-12     6.810     8.870
   25       25-May-09       6.970     26.090      64      25-Aug-12     6.810     8.900
   26       25-Jun-09       6.980     26.300      65      25-Sep-12     7.040     9.220
   27       25-Jul-09       7.000     26.530      66      25-Oct-12     6.820     8.940
   28       25-Aug-09       7.020     26.750      67      25-Nov-12     7.050     9.250
   29       25-Sep-09       7.050     26.990      68      25-Dec-12     6.820     8.960
   30       25-Oct-09       7.060     27.240      69      25-Jan-13     6.830     8.970
   31       25-Nov-09       7.080     27.440      70      25-Feb-13     7.560     9.950
   32       25-Dec-09       7.090     27.690      71      25-Mar-13     6.830     9.000
   33       25-Jan-10       7.100     27.900      72      25-Apr-13     7.060     9.310
   34       25-Feb-10       7.120     28.140      73      25-May-13     6.830     9.050
   35       25-Mar-10       7.100     28.400      74      25-Jun-13     7.060     9.360
   36       25-Apr-10       7.160     28.620      75      25-Jul-13     6.840     9.100
   37       25-May-10       7.170     28.900      76      25-Aug-13     6.850     9.150
   38       25-Jun-10       7.270     29.260      77      25-Sep-13     7.080     9.490
   39       25-Jul-10       7.270     29.510      78      25-Oct-14     6.860     9.210

     (1) Assumes 1-month LIBOR at 5.32%, 6-month LIBOR at 5.365%, 1-year LIBOR at 5.32%, 1-year Treasury at 5.08%, MTA at 5.029%, COFI at 4.299%, no losses and is run at the pricing speed to call.
     (2) Assumes the 1-month LIBOR, 6-month LIBOR, 1-year LIBOR, 1-year Treasury, MTA and COFI equals 20%, no losses and run at the pricing speed to call.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------


                                           Excess Spread Before Losses (Basis Points)

              Distribution                       Distribution                        Distribution
     Period       Date        Rate(1)   Period       Date        Rate(1)    Period       Date      Rate(1)
     ------       ----        -------   ------       ----        -------    ------       ----      -------
        1       25-May-07       520       40       25-Aug-10       143        79      25-Nov-10      178
        2       25-Jun-07       76        41       25-Sep-10       162        80      25-Dec-10      161
        3       25-Jul-07       96        42       25-Oct-10       145        81      25-Jan-11      160
        4       25-Aug-07       80        43       25-Nov-10       163        82      25-Feb-11      214
        5       25-Sep-07       81        44       25-Dec-10       146        83      25-Mar-11      161
        6       25-Oct-07       102       45       25-Jan-11       146        84      25-Apr-11      178
        7       25-Nov-07       85        46       25-Feb-11       184        85      25-May-11      161
        8       25-Dec-07       105       47       25-Mar-11       147        86      25-Jun-11      178
        9       25-Jan-08       89        48       25-Apr-11       165        87      25-Jul-11      161
       10       25-Feb-08       91        49       25-May-11       148        88      25-Aug-11      161
       11       25-Mar-08       129       50       25-Jun-11       167        89      25-Sep-11      178
       12       25-Apr-08       95        51       25-Jul-11       151        90      25-Oct-11      161
       13       25-May-08       115       52       25-Aug-11       152        91      25-Nov-11      178
       14       25-Jun-08       98        53       25-Sep-11       170        92      25-Dec-11      161
       15       25-Jul-08       117       54       25-Oct-11       153
       16       25-Aug-08       100       55       25-Nov-11       171
       17       25-Sep-08       102       56       25-Dec-11       154
       18       25-Oct-08       121       57       25-Jan-12       154
       19       25-Nov-08       105       58       25-Feb-12       189
       20       25-Dec-08       124       59       25-Mar-12       154
       21       25-Jan-09       107       60       25-Apr-12       172
       22       25-Feb-09       109       61       25-May-12       154
       23       25-Mar-09       151       62       25-Jun-12       172
       24       25-Apr-09       111       63       25-Jul-12       155
       25       25-May-09       130       64       25-Aug-12       155
       26       25-Jun-09       115       65       25-Sep-12       173
       27       25-Jul-09       134       66       25-Oct-12       156
       28       25-Aug-09       119       67       25-Nov-12       174
       29       25-Sep-09       122       68       25-Dec-12       156
       30       25-Oct-09       141       69       25-Jan-13       157
       31       25-Nov-09       125       70       25-Feb-13       210
       32       25-Dec-09       144       71       25-Mar-13       157
       33       25-Jan-10       128       72       25-Apr-13       175
       34       25-Feb-10       130       73       25-May-13       158
       35       25-Mar-10       170       74       25-Jun-13       176
       36       25-Apr-10       134       75       25-Jul-13       158
       37       25-May-10       155       76       25-Aug-13       159
       38       25-Jun-10       137       77       25-Sep-13       178
       39       25-Jul-10       157       78       25-Oct-14       160

     (3) Assumes 1-month LIBOR at 5.32%, 6-month LIBOR at 5.365%, 1-year LIBOR at 5.32%, and 1-year Treasury at 5.08%, MTA at 5.029%, COFI at 4.299%, no losses and is run at the pricing speed to call.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

           THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE
      DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT
         AND HAS BEEN PROVIDED BASED ON INFORMATION AS OF APRIL 1, 2007.

Loan Characteristic                       FIXED                    ARMS              TOTAL pool
 Expected Pool Balance             $193,898,298            $311,790,448            $505,688,747
 Average Balance                       $168,169                $270,182                $219,198
 % Conforming Balances                   73.42%                  59.14%                  64.61%
 WA Gross WAC                            7.061%                  6.782%                  6.889%
 Range of Gross WAC            4.000% - 12.875%        2.500% - 13.625%        2.500% - 13.625%
 WA Net WAC (%)                          6.715%                  6.371%                  6.503%
 WAM (mos)                                  323                     338                     332
 WA Age (mos)                                17                      21                      20
 WA Orig. Term (mos)                        340                     359                     352
Fixed Rate Balloon                        0.37%                     N/A                   0.14%
Fixed Rate Fully
Amortizing                               81.44%                     N/A                  31.23%
Adjustable Rate                           0.00%                 100.00%                  61.66%
Fixed Rate Interest
Only                                     18.19%                   0.00%                   6.98%
 First Lien / Second
Lien                            100.00% / 0.00%          100.00% /0.00%         100.00% / 0.00%
Current Balance
---------------
$0 - $49,999                              3.17%                   0.64%                   1.61%
$50,000 - $99,999                        11.46%                   3.37%                   6.48%
$100,000 - $149,999                      15.14%                   6.95%                  10.09%
$150,000 - $199,999                      12.79%                   7.60%                   9.59%
$200,000 - $249,999                       9.01%                   8.71%                   8.82%
$250,000 - $299,999                       7.18%                   9.48%                   8.60%
$300,000 - $349,999                       7.31%                  10.09%                   9.03%
$350,000 - $399,999                       6.21%                  10.92%                   9.12%
$400,000 - $449,999                       1.53%                   8.54%                   5.85%
$450,000 - $499,999                       6.63%                   5.36%                   5.85%
$500,000 - $549,999                       4.27%                   3.86%                   4.02%
$550,000 - $599,999                       2.71%                   4.78%                   3.99%
$600,000 - $649,999                       2.55%                   2.42%                   2.47%
$650,000 and above                       10.05%                  17.27%                  14.50%
Interest Rate
-------------
Up to 5.999%                             12.85%                  30.45%                  23.70%
6.000% - 6.999%                          39.79%                  17.53%                  26.07%
7.000% - 7.999%                          28.02%                  26.47%                  27.07%
8.000% - 8.999%                          14.38%                  23.55%                  20.03%
9.000% - 9.999%                           4.12%                   1.45%                   2.47%
10.000% - 10.999%                         0.61%                   0.31%                   0.43%
11.000% - 11.999%                         0.15%                   0.17%                   0.17%
12.000% - 12.999%                         0.08%                   0.00%                   0.03%
13.000% and above                         0.00%                   0.07%                   0.04%


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

                    THE INFORMATION CONTAINED HEREIN WILL BE
                      SUPERSEDED BY THE DESCRIPTION OF THE
                     COLLATERAL CONTAINED IN THE PROSPECTUS
                    SUPPLEMENT AND HAS BEEN PROVIDED BASED ON
                        INFORMATION AS OF APRIL 1, 2007.

Loan Characteristic                      FIXED                    ARMS               TOTAL Pool
Age (Months)
------------
0 - 12                                  64.72%                  57.76%                   60.43%
13 - 24                                 19.91%                  16.87%                   18.04%
25 - 36                                  3.28%                   7.28%                    5.74%
37 - 48                                  3.85%                  10.28%                    7.81%
49 - 60                                  3.32%                   3.23%                    3.26%
61 - 72                                  1.98%                   0.24%                    0.91%
73 - 84                                  1.10%                   0.51%                    0.74%
85 - 96                                  0.29%                   0.54%                    0.45%
97 and Greater                           1.55%                   3.29%                    2.62%
Original Term
-------------
1-15 Years                               9.89%                   1.08%                    4.46%
16-30 Years                             87.74%                  96.79%                   93.32%
+30 Years                                2.36%                   2.13%                    2.22%
Credit Score
------------
Weighted Average                           661                     672                      668
Not Available                            0.15%                   0.61%                    0.43%
Up to 549                               14.10%                  11.73%                   12.64%
550 to 599                               8.75%                   9.98%                    9.51%
600 to 649                              15.03%                  14.66%                   14.80%
650 to 699                              25.46%                  19.61%                   21.85%
700 to 749                              22.14%                  20.76%                   21.29%
750 to 799                              13.36%                  18.23%                   16.36%
800 and Greater                          1.00%                   4.40%                    3.10%
 Current LTV*
*LTV for second liens
includes Senior Lien
Balance
 Weighted Average                       75.10%                  74.72%                   74.87%
 % LTV's > 80%                          28.55%                  24.75%                   26.21%
 % of LTV's > 80%                                                8.40%                   12.45%
with MI                                 18.95%
Original CLTV*
--------------
*LTV for second liens
includes Senior Lien
Balance
Weighted Average                        80.71%                  81.39%                   81.13%
Up to 10.00%                             0.05%                   0.00%                    0.02%
10.01% - 20.00%                          0.12%                   0.19%                    0.16%
20.01% - 30.00%                          1.01%                   0.27%                    0.56%
30.01% - 40.00%                          1.51%                   0.64%                    0.97%
40.01% - 50.00%                          3.92%                   2.44%                    3.01%
50.01% - 60.00%                          3.64%                   6.49%                    5.40%
60.01% - 70.00%                          9.66%                   9.56%                    9.60%
70.01% - 80.00%                         34.24%                  38.37%                   36.79%
80.01% - 90.00%                         20.91%                  12.28%                   15.59%
90.01% - 100.00%                        22.64%                  29.65%                   26.96%
100.01% and above                        2.30%                   0.11%                    0.95%


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

                    THE INFORMATION CONTAINED HEREIN WILL BE
                      SUPERSEDED BY THE DESCRIPTION OF THE
                     COLLATERAL CONTAINED IN THE PROSPECTUS
                    SUPPLEMENT AND HAS BEEN PROVIDED BASED ON
                        INFORMATION AS OF APRIL 1, 2007.

Loan Characteristic                      FIXED                    ARMS             TOTAL POOL
Occupancy Status
----------------
 Investor Property                      10.73%                  15.01%                 13.37%
 Owner Occupied                         77.41%                  77.75%                 77.62%
 Second Home                            11.86%                   7.24%                  9.01%
Loan Purpose
------------
 Cash-Out Refi                          29.49%                  19.19%                 23.14%
 Purchase Money                         55.74%                  64.04%                 60.86%
 Rate/Term Refi                         14.77%                  16.77%                 16.00%
Insurance
---------
 Conventional w/o MI                    80.92%                  90.99%                 87.13%
 Conventional w/MI                      19.08%                   9.01%                 12.87%
Geographic
Concentration (> 5%)
                                   (CA) 13.46%             (CA) 28.85%            (CA) 22.95%
                                   (FL) 12.80%             (FL) 12.16%            (FL) 12.41%
                                    (TX)6.63 %              (LA)10.30%              (LA)8.30%
                                     (NY)5.93%              (TX) 6.57%             (TX) 6.59%
                                     (GA)5.31%
                                     (AZ)5.30%
                                     (LA)5.09%
 Property Type
 -------------
2-4 Family                               7.14%                   4.09%                  5.26%
CO-OP                                    0.00%                   0.00%                  0.00%
Condominium                              6.66%                  13.33%                 10.77%
Manufactured Home                        0.52%                   0.00%                  0.20%
PUD                                      4.49%                  15.28%                 11.14%
Single Family                           80.13%                  66.66%                 71.82%
Townhouse                                1.06%                   0.64%                  0.80%
Index
-----
Fixed Rate                             100.00%                   0.00%                 38.34%
1 MO LIBOR ARM                           0.00%                   0.03%                  0.02%
1 YR LIBOR ARM                           0.00%                  33.04%                 20.37%
1 YR TRSY                                0.00%                  21.93%                 13.52%
6MO LIBOR ARM                            0.00%                  28.95%                 17.85%
COFI                                     0.00%                   0.56%                  0.35%
MTA                                    100.00%                  15.49%                  9.55%
Documentation
-------------
Full/Alternative                        70.94%                  57.15%                 62.44%
Limited                                  0.98%                   1.42%                  1.25%
No Income / No Asset                     7.52%                   6.20%                  6.71%
No Ratio                                 3.20%                   9.53%                  2.15%
No Income / Verified
Asset                                    0.17%                   3.38%                  7.10%
Stated Income                            9.55%                  16.56%                 13.87%
Stated/Stated                            7.64%                   5.75%                  6.48%


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

                    THE INFORMATION CONTAINED HEREIN WILL BE
                      SUPERSEDED BY THE DESCRIPTION OF THE
                     COLLATERAL CONTAINED IN THE PROSPECTUS
                    SUPPLEMENT AND HAS BEEN PROVIDED BASED ON
                        INFORMATION AS OF APRIL 1, 2007.

Loan Characteristic                      FIXED                    ARMS              TOTAL Pool
Gross Margin
------------
Weighted Average                           N/A                  2.651%                  2.651%
Fixed Rate Mortgage                                              0.00%
Loans                                  100.00%                                          38.34%
Up to 2.999%                             0.00%                  71.41%                  44.03%
3.000% - 3.999%                          0.00%                  26.27%                  16.20%
4.000% - 4.999%                          0.00%                   0.66%                   0.41%
5.000% - 5.999%                          0.00%                   0.93%                   0.57%
6.000% - 6.999%                          0.00%                   0.45%                   0.28%
7.000% - 7.999%                          0.00%                   0.27%                   0.17%
8.000% and above                         0.00%                   0.01%                   0.01%
Maximum Interest Rate
---------------------
Weighted Average                           N/A                 12.687%                 12.687%
Fixed Rate Mortgage                                              0.00%
Loans                                  100.00%                                          38.34%
Up to 11.999%                            0.00%                  42.14%                  25.98%
12.000% - 12.999%                        0.00%                  19.17%                  11.82%
13.000% - 13.999%                        0.00%                  16.60%                  10.23%
14.000% - 14.999%                        0.00%                   2.96%                   1.83%
15.000% - 15.999%                        0.00%                   7.79%                   4.80%
16.000% - 16.999%                        0.00%                   2.30%                   1.42%
17.000% - 17.999%                        0.00%                   3.58%                   2.21%
18.000% - 18.999%                        0.00%                   3.52%                   2.17%
19.000% - 19.999%                        0.00%                   1.67%                   1.03%
20.000% and above                        0.00%                   0.27%                   0.17%
Months to Next Rate
-------------------
Adjustment
----------
Weighted Average                           N/A                      39                      39
Fixed Rate Mortgage                                              0.00%
Loans                                  100.00%                                          38.34%
 1 -  3                                  0.00%                  17.25%                  10.63%
 4 -  7                                  0.00%                   4.45%                   2.75%
 8 - 11                                  0.00%                   3.28%                   2.02%
12 - 15                                  0.00%                   2.57%                   1.58%
16 - 19                                  0.00%                   2.87%                   1.77%
20 - 23                                  0.00%                   1.38%                   0.85%
24 - 43                                  0.00%                  18.43%                  11.37%
44 - 50                                  0.00%                   5.91%                   3.64%
51 +                                     0.00%                  43.85%                  27.04%
Interest Only
-------------
10YR IO                                 13.36%                  31.21%                  24.36%
1YR IO                                   0.00%                   0.38%                   0.24%
2YR IO                                   0.00%                   0.09%                   0.06%
3YR IO                                   0.00%                   1.64%                   1.01%
5YR IO                                   4.84%                  14.07%                  10.53%
7YR IO                                   0.00%                   2.45%                   1.51%
NONIO                                   81.81%                  50.15%                  62.29%


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------



New Issue Computational Materials
---------------------------------



$492,540,000 (approximate +/-10%)

Bear Stearns Asset Backed Securities I LLC
Asset-backed Certificates, Series 2007-SD3

Bear Stearns Asset-backed Securities I LLC
Depositor

EMC Mortgage Corporation
Mortgage Loan Seller

Wells Fargo Bank, National Association
Master Servicer

Bear, Stearns & Co. Inc.
Sole Manager

All Statistical Information based upon Information as of April 1, 2007.


May 17, 2007


                               [GRAPHIC OMITTED]




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------
STATEMENT REGARDING FREE WRITING PROSPECTUS
-------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: www.bearstearns.com/prospectus/bsabs for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION
---------------------------------------------------

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

                               Contact Information
                               -------------------
MBS Trading
-----------

Scott Eichel                           Tel: (212) 272-5451
Sr. Managing Director                  eichel@bear.com
                                       ---------------

Paul Van Lingen                        Tel: (212) 272-4976
Sr. Managing Director                  pvanlingen@bear.com
                                       -------------------

MBS Structuring
---------------

Derek Schaible                         Tel: (212) 272-5451
Associate Director                     dschaible@bear.com

Thomas Durkin                          Tel: (212) 272-5451
Associate Director                     tdurkin@bear.com

MBS Banking
-----------

Jennifer Schneider                     Tel: (212) 272-7599
Managing Director Principal            jeschneider@bear.com

Robert Durden                          Tel: (212) 272-5714
Associate Director                     rdurden@bear.com

Paul Nostro                            Tel: (212) 272-7621
Analyst                                pnostro@bear.com

Syndicate
---------

Carol Fuller                           Tel: (212) 272-4955
Senior Managing Director               cfuller@bear.com

Jayme Fagas                            Tel: (212) 272-4955
Managing Director Principal            jfagas@bear.com

Rating Agencies
---------------
S&P:              James Taylor         Tel: (212) 438-6067
                                       James_taylor@standardandpoors.com

Moody's:          Wioletta Frankowicz  Tel: (212) 553-1019
                                       wioletta.frankowicz@moodys.com




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

              Certificate Information to 10% Optional Clean-up Call
              -----------------------------------------------------


            Certificate         Ratings         Expected        Pass-through         Expected     Expected      Certificate
  Class       Size (1)         S&P/Moodys         CE                Rate             Principal      WAL             Type
                                                Levels (1)                            Window       (yrs)
                                                                                       (mos)
   A-1       $417,699,000       AAA/Aaa           17.40%          LIBOR (2)(3)         1-93        2.590         Senior
   M-1        $26,295,000       AA+/Aa1           12.20%          LIBOR (2)(4)         39-93       5.143       Subordinate
   M-2        $10,872,000        AA/Aa2           10.05%          LIBOR (2)(4)         39-93       5.121       Subordinate
   M-3         $6,321,000       AA-/Aa3            8.80%          LIBOR (2)(4)         38-93       5.109       Subordinate
   M-4         $6,068,000        A+/A1             7.60%          LIBOR (2)(4)         38-93       5.103       Subordinate
   M-5         $4,551,000         A/A2             6.70%          LIBOR (2)(4)         38-93       5.103       Subordinate
   M-6         $5,563,000        A-/A3             5.60%          LIBOR (2)(4)         38-93       5.103       Subordinate
   M-7         $4,046,000      BBB+/Baa1           4.80%          LIBOR (2)(4)         37-93       5.092       Subordinate
   M-8         $5,057,000       BBB/Baa2           3.80%          LIBOR (2)(4)         37-93       5.088       Subordinate
   M-9         $6,068,000      BBB-/Baa3           2.60%          LIBOR (2)(4)         1-13        0.359       Subordinate

    NOTES:       - Prepayment Pricing Speed Assumption is 25% CPR
                 - Certificates will be priced to a 10% clean-up call
                 - Certificates are subject to a variance of +/- 10%
                 - The Class A-1 will benefit from a note guaranty policy
                   provided by [FGIC]

(1) The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination, overcollateralization ("OC") and excess spread.

(2) The Pass-Through Rates for the Certificates will be a floating rate based on One-Month LIBOR plus the respective Margin subject to the Net Rate Cap. The Net Rate Cap will equal the weighted average of the net rates on the mortgage loans.

(3) On the first distribution date after the first possible optional clean-up call, the margin for the Class A Certificates will increase to 2 times its original value.

(4) On the first distribution date after the first possible optional clean-up call, the margin for the Class M Certificates will increase to
        1.5 times its original value.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------
THE COLLATERAL


    - Conventional, one- to four-family, fixed rate or hybrid and adjustable-rate One-Year LIBOR, One-Year Treasury, Six-Month LIBOR, One-Month LIBOR, One-Month COFI, One-Year TREASURY or MTA indexed loans with initial rate adjustments occurring one month, three months, six months, one year, two years, three years, five years, seven years or ten years after the date of origination. The Mortgage Loans are secured by fully or negatively amortizing, first liens on residential mortgage properties as briefly described in the table below.

    - Approximately 9.92% of the mortgage loans are indexed to MTA, One-Month COFI, or One-Month LIBOR and have coupon adjustments that allow for negative amortization whereby interest payments may be deferred and added to the principal balance thereof ("Negam Loans"). For these loans, the monthly payment amount is subject to adjustment annually on a date specified in the related mortgage note, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth anniversary of the first due date and on every fifth year thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and
         (iii) if the unpaid principal balance exceeds a percentage of 110%, 115% or 125%, as specified in the related note, of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity.

    - Approximately 4.66% of the mortgage loans are Secure Option ARM loans which have an initial fixed-rate for the first five (5) years following their origination and then adjust every six months thereafter based on the Six-Month LIBOR (the "Index") plus the related margin (the " Gross Margin"). On each due date during the period from origination to the earlier to occur of (i) the end of the first five years or (ii) the unpaid principal balance of the loan exceeds 115% of the original principal balance (the "Option Period") the borrower can choose to make
         (1) the minimum payment, (2) an interest only payment or (3) a fully amortizing payment. If the borrower chooses to make the minimum payment, which is generally 3% per annum less than the initial note rate, the deferred interest will result in negative amortization of the loan. After the end of the Option Period and until the end of the first ten years from origination (the "Interest Only Period"), the borrower must make at least an interest only payment based on the then current outstanding principal balance and the note rate in effect for each month. After the Interest-Only Period expires at the end of the 120th month of the loan, the monthly payment will recast to amortize fully the then unpaid principal balance over its remaining term to maturity. These mortgage loans provide for the adjustment to their respective mortgage rate at the end of the initial fixed-rate period and every six months thereafter (each such date, an "Adjustment Date") in accordance with the terms of the related mortgage note to equal the sum of (1) the Index and (2) the Gross Margin.

    - The mortgage loans are serviced by EMC Mortgage Corp (approximately 61.02%), Wells Fargo Bank, National Association (approximately 31.25%), Bank of America, National Association (approximately 6.79%) and eight other servicer, none of which constitute more than 5% of the Mortgage Loans.

    - As of the Cut-Off Date, no more than approximately 8.14% of the mortgage loans will be 31-60 days delinquent (using the OTS method) and none of the mortgage loans will be greater than 60 days delinquent (using the OTS method).

    - As of the Cut-Off Date, no more than 31.23% of the Mortgage Loans will have been more than 1x30 days delinquent in the past 12 months.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

The Collateral - Continued


    - The mortgage loans were originated by approximately 174 originators with approximately 15.83% originated by Capital One, approximately 31.41% originated by Wells Fargo Bank, National Association, approximately 14.95% originated by SunTrust Mortgage, and approximately 6.79% originated by Bank of America. No other originator represents more than 5% of the deal.

    - The mortgage loans that were originated by Capital One are generally seasoned loans (approximately 37.39%), loans that did not meet investor guidelines (approximately 16.96%), and loans with a delinquency history (approximately 45.64%).

    - The mortgage loans that were originated by Wells Fargo are generally seasoned loans (approximately 18.34%), loans that did not meet investor guidelines (approximately 53.91%), and loans with a delinquency history (approximately 27.75%).

    - The mortgage loans that were originated by SunTrust Mortgage are generally seasoned loans (approximately 12.86%), loans with a delinquency history (approximately 65.45%), and loans that did not meet investor guidelines (approximately 21.69%).

    - The mortgage loans that were originated by Bank of America are generally seasoned loans (approximately 10.43%), loans with a delinquency history (approximately 15.23%), and loans that did not meet investor guidelines (approximately 74.35%).

    - The mortgage loans have been acquired by the Mortgage Loan Seller from a variety of sources. Such loans were originated or intended to be originated based on prime or alternative "A" underwriting guidelines.

    - Approximately 3.94% of the mortgage loans have been modified by the servicer.

    - Approximately 0.26% of the mortgage loans are currently in bankruptcy status.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

                      Index/         Principal    % of Sub-    Gross     WAM      AGE    Oterm    Gross     Curr
   Loan Type           Term           Balance        Pool     WAC (%)   (Mos.)   (Mos.)   (Mos.)  Margin(%) CLTV(%)   FICO
  ARM/1st Lien         1MLIB             99,630      0.03      7.042      194      166     360     2.350     60.38     653
  ARM/1st Lien         1YLIB        103,010,441     33.04      5.841      329       25     354     2.393     74.08     697
  ARM/1st Lien        1YTRSY         68,375,550     21.93      6.054      323       35     358     2.936     71.34     710
  ARM/1st Lien         6MLIB         90,252,319     28.95      7.867      353        7     360     2.500     94.40     639
  ARM/1st Lien         COFI           1,761,188      0.56      6.964      272      108     380     2.533     67.79     546
  ARM/1st Lien          MTA          48,291,320     15.49      7.788      350       18     368     3.085     82.64     632
                    TOTAL ARM:      311,790,448    100.00      6.782      338       21     359     2.651     80.65     672
 Fixed/1st Lien       Balloon           719,358      0.37      7.512      256       19     275      N/A      79.49     626
 Fixed/1st Lien    Interest Only     35,274,449     18.19      7.107      348       11     359      N/A      86.56     654
 Fixed/1st Lien     Full Amort      157,904,491     81.44      7.049      318       18     336      N/A      76.58     663
                   TOTAL FIXED:     193,898,298    100.00      7.061      323       17     340      N/A      78.41     661

              TOTAL PORTFOLIO:      505,688,747    100.00      6.889      332       20     352     2.651     79.79     668


               ALL COLLATERAL INFORMATION PROVIDED HEREIN HAS BEEN
              CALCULATED USING INFORMATION AS OF APRIL 1, 2007 AND
               MAY DIFFER +/-10% FROM THE FINAL CHARACTERISTICS OF
                    THE MORTGAGE POOL AS OF THE CUT-OFF DATE.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Summary of Terms


Depositor:                     Bear Stearns Asset Backed Securities I LLC.

Mortgage Loan Seller:          EMC Mortgage Corporation.

Master Servicer:               Wells Fargo Bank, National Association.

Servicers:                     The mortgage loans are serviced by EMC Mortgage
                               Corp (approximately 61.02%), Wells Fargo Bank,
                               National Association (approximately 31.25%), Bank of America, National Association (approximately
                               6.79%) and eight other servicers, none of which constitute more than 5% of the Mortgage Loans.

Sole Manager:                  Bear, Stearns & Co. Inc.

Trustee:                       Citibank, National Association.

Rating Agencies:               Moody's and Standard & Poor's Ratings Group.

Swap Provider:                 Bear Stearns Financial Products

Note Insurer: [FGIC]. The financial strength of the Insurer is rated "AAA" by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., "Aaa" by Moody's Investors Service, and "AAA" by Fitch Ratings. The Note Insurer will issue its Note guaranty insurance policy pursuant to which it will guarantee payments of current interest and certain payments of principal on the Class A Certificates. The Note guaranty insurance policy will not cover any prepayment interest shortfalls or any interest shortfalls resulting from the application of the Servicemembers Civil Relief Act.

Cut-off Date:                  April 1, 2007

Settlement Date:               On or about May 18, 2007

Distribution Date:             25th day of each month (or the next business
                               day), commencing May, 2007

Optional Call:                 10% clean-up call. However, no purchase of the
                               Mortgage Loans or the Certificates will be permitted if it would result in a draw on the note guaranty insurance policy or would result in any amounts owed to the Note Insurer remaining unpaid, and no purchase of the Mortgage Loans or the Certificates will be permitted if the Note
                               Insurer can show reasonable probability that it would result in a draw on the note guaranty insurance policy or would result in any amounts owed to the Note Insurer remaining unpaid unless, in either case, the Note Insurer in its sole discretion consents to the termination.

Registration:                  The Certificates will be available in book-entry
                               form through DTC.

Denominations:                 The Certificates are issuable in minimum
                               denominations of an original amount of $25,000 and multiples of $1,000 in excess thereof.

Federal Tax Aspects:           REMIC (one or more)



--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Erisa Considerations:          It is expected that the Class A Certificates may
                               be purchased by a pension or other employee benefit plan subject to the Employee Retirement
                               Income Security Act of 1974, as amended or
                               Section 4975 of the Internal Revenue Code of
                               1986, so long as a number of conditions are met.
                               Prior to the termination of the supplemental interest trust, persons investing assets of employee benefit plans or individual retirement accounts may purchase the Class A Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the U.S. Department of Labor. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

Smmea Eligibility:             None of the Certificates will be 'mortgage
                               related securities' for purposes of the Secondary
                               Mortgage Market Enhancement Act of 1984.

P&I Advances:                  The servicer will be obligated to advance, or
                               cause to be advanced, cash advances with respect to delinquent payments of scheduled principal and interest (other than principal on any balloon payment and, principal on any negative amortization loan) on the mortgage loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses. The
                               Trustee will be obligated to back-stop the servicer's obligation.

Net Mortgage Rate:             On any mortgage loan, the then applicable
                               mortgage rate thereon minus the sum of (1) the Servicing Fee Rate (ranging from 0.20% to 0.75%) and (2) the Master Servicing Rate (0.009%).

Interest Payments:             On each Distribution Date holders of the
                               Certificates will be entitled to receive the interest that has accrued on the Certificates at the related pass-through rate during the related accrual period, and any interest due on a prior
                               Distribution Date that was not paid.

                               The "accrual period" for the Certificates will be the period from and including the preceding distribution date (or from the settlement date with respect to the first distribution date) to and including the day prior to the current distribution date.

                               The trustee will calculate interest on the Certificates on an actual/360 basis.

Principal Payments:            The Class M Certificates will not receive any
                               principal payments until the Stepdown Date or during a Trigger Event.

                               After the Stepdown Date, so long as a Trigger Event is not in effect, principal will be paid to the Class A and Class M Certificates as described under the "Priority of Payments."




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Early Principal Payment        The Early Principal Payment Amount for any
Amount:                        Distribution Date is the lesser of (a) the sum of
                               certificate principal balance of the Class M-9
                               Certificates immediately prior to such
                               Distribution Date after taking into account distributions of principal made pursuant in "Principal Distributions" and clause (i) of "Net
                               Monthly Excess Cashflow Distributions" and (b)
                               100% of the remaining Net Monthly Excess Cashflow after payment of clauses (i) through (viii) of the Net Monthly Excess Cashflow Distributions.

Aggregate Early Principal      The Aggregate Early Principal Payment Amount for
Payment Amount:                any Distribution Date is the sum of all amounts
                               of principal paid to the Class M-9 Certificates pursuant to (ix) of the Net Monthly Excess
                               Cashflow Distributions on all prior Distribution
                               Dates.

Credit Enhancement:            The Certificates will benefit from the following
                               forms of credit enhancement:

                               With respect to the Class A Certificates, the
                               Note Insurance Policy;

                               Excess Spread: excess spread is available to cover losses, interest shortfalls and to build and maintain the Overcollateralization Amount;

                               Swap Payments (if available);

                               Overcollateralization ("OC")
                                  INITIAL (% Orig.)                   [2.60]%
                                  INITIAL OC FLOOR (% Orig.)          [0.50]%

                                  Subordination: Initially, [17.40]% for the
                                  Class A Certificates, [12.20]% for the Class
                                  M-1 Certificates, [10.05]% for the Class M-2
                                  Certificates, [8.80]% for the Class M-3
                                  Certificates, [7.60]% for the Class M-4
                                  Certificates, [6.70]% for the Class M-5
                                  Certificates, [5.60]% for the Class M-6
                                  Certificates, [4.80]% for the Class M-7
                                  Certificates, [3.80]% for the Class M-8
                                  Certificates and [2.60]% for the Class M-9
                                  Certificates.

Interest Remittance Amount:    With respect to any Distribution Date, that
                               portion of the available distribution amount for that Distribution Date that represents interest received or advanced on the Mortgage Loans (net of Administrative Fees and any Net Swap Payment or Swap Termination Payment owed to the Swap
                               Provider not resulting from an event of default or certain termination events with respect to the Swap Provider (a "Swap Provider Trigger Event")).

Overcollateralization Amount:  The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of
                               (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Realized Loss Period) over (ii) the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates on such distribution date (after taking into account the distributions of principal other than any Extra Principal Distribution Amount on such certificates).




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Overcollateralization          With respect to any Distribution Date, prior to
Target Amount:                 the Stepdown Date, an amount equal to the sum of
                               (a) approximately [2.60]% of the aggregate Stated
                               Principal Balance of the Mortgage Loans as of the Cut-off Date, and (b) the Aggregate Early
                               Principal Payment Amount.

                               For any Distribution Date on or after the Stepdown Date provided a Trigger Event is not in effect, the lesser of approximately (a) the amount described in the preceding paragraph, and
                               (b) the greater of (i) the excess of (x) approximately [7.60]% of the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Realized Loss Period) over (y) the aggregate certificate principal balance of the Class M-9 Certificates immediately prior to such Distribution Date, and (ii) the Overcollateralization Floor.

                               On and after the Stepdown Date, and if a Trigger Event has occurred and is continuing on the related Distribution Date, the Overcollateralization Target Amount will be the same as the Overcollateralization Target Amount on the immediately preceding Distribution Date (after taking into account any payments of principal made with respect to the Class M-9 Certificates pursuant to the Excess Cashflow Distributions).

Overcollateralization          With respect to any Distribution Date, an amount
Increase Amount:               equal to the lesser of (i) available excess
                               cashflow from the Mortgage Loans available for payment of Overcollateralization Increase Amount and (ii) the excess, if any, of (x) the Overcollateralization Target Amount for that
                               Distribution Date over (y) the
                               Overcollateralization Amount for that
                               Distribution Date.

Overcollateralization          With respect to any Distribution Date for which
Reduction Amount:              the Excess Overcollateralization Amount is, or
                               would be, after taking into account all other distributions to be made on that Distribution
                               Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization
                               Amount for that Distribution Date and (ii) principal collected on the Mortgage Loans for that Distribution Date.

Excess Overcollateralization   With respect to any Distribution Date, the lesser
Amount:                        of (i) Principal Funds and (ii) the excess, if
                               any, of the Overcollateralization Amount over the Overcollateralization Target Amount.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Overcollateralization          With respect to any distribution date (a) prior
Floor:                         to the distribution date in May 2027, an amount
                               equal to 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date and
                               (b) on or after May 2027, an amount equal to the greater of (1) 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date and (2) the sum of (i) the aggregate outstanding principal balance of the mortgage loans, in each case, as of the last day of the related Due Period, with an original term to maturity of greater than 360 months, and (ii)
                               0.10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

Stepdown Date:                 The later to occur of (x) the Distribution Date
                               occurring in May 2010 and (y) the first
                               Distribution Date on which the aggregate
                               Certificate Principal Balance of the Class M
                               Certificates plus the Overcollateralization
                               Amount on such Distribution Date divided by the sum of the Stated Principal Balance of the Mortgage Loans as of the last day of the related
                               Due Period (after giving effect to scheduled payments of principal due during the related Due
                               Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Realized Loss Period) is greater than or equal to approximately [34.80]%.

Credit Enhancement Percentage: The Credit Enhancement Percentage for any Class
                               of Certificates for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the Class CE Certificates) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amounts to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.

                                            Initial            Expected CE%
                               Class     Expected CE %    On/after Stepdown Date
                               -------------------------------------------------
                               A           [17.40]%            [34.80]%
                               M-1         [12.20]%            [24.40]%
                               M-2         [10.05]%            [20.10]%
                               M-3          [8.80]%            [17.60]%
                               M-4          [7.60]%            [15.20]%
                               M-5          [6.70]%            [13.40]%
                               M-6          [5.60]%            [11.20]%
                               M-7          [4.80]%             [9.60]%
                               M-8          [3.80]%             [7.60]%
                               M-9          [2.60]%             [5.20]%




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Trigger Event:                 If either the Delinquency Test or the Cumulative
                               Loss Test is violated.

Delinquency Test:              The Delinquency Test is violated on any
                               Distribution Date if the three-month rolling average of the percentage obtained by dividing
                               (x) the sum of the Stated Principal Balance of the Mortgage Loans (as of the last day of the related Due Period) which are delinquent 60 days or more (including Mortgage Loans that are in foreclosure, have been converted to REO
                               Properties or are in bankruptcy) by (y) the aggregate Stated Principal Balance of the Mortgage Loans in the mortgage pool, in each case, as of the last day of the related Due
                               Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Realized Loss Period), equals or exceeds approximately [20.10]% of the aggregate certificate principal balance of the subordinate certificates plus any Overcollateralization
                               Amount (in each case after taking into account distribution of the related Principal
                               Distribution Amount on such Distribution Date) as a percentage of the sum of the Stated Principal
                               Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                               Period, and after reduction for Realized Losses incurred during the related Realized Loss
                               Period).

Cumulative Loss Test:          The Cumulative Loss Test is violated on any
                               Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off Date
                               (reduced by the amount of Subsequent Recoveries) through the last day of the related Realized Loss
                               Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

                               DISTRIBUTION DATE OCCURRING IN        PERCENTAGE
                               ------------------------------------------------
                               May 2010 through  April 2011          [1.75]%
                               May 2011 through  April 2012          [2.50]%
                               May 2012 through  April 2013          [3.00]%
                               May 2013 and thereafter               [3.00]%

Realized Losses:               The excess of the Stated Principal Balance of a
                               defaulted mortgage loan over the net Liquidation
                               Proceeds with respect thereto that are allocated to principal.

                               Generally, any Realized Losses on the Mortgage Loans will be absorbed first by Excess Spread, second, by the Overcollateralization Amount, third, by the Class M Certificates in reverse numerical order and fourth, to the Class A Certificates, on a pro rata basis as described further in the prospectus supplement.

Realized Loss Period:          For any Distribution Date, the monthly or other
                               related period preceding such Distribution Date described in the related servicing agreement pursuant to which any Realized Losses are determined with respect to such Distribution
                               Date.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Expense Adjusted Mortgage      The applicable mortgage rate (as adjusted for the
Rate:                          actual number of days in the related Interest
                               Accrual Period) on each Mortgage Loan as of the first day of the related Due Period minus the sum of the (i) Servicing Fee Rate and (ii) the Master
                               Servicing Fee.

Net Wac Rate Cap:              For any Distribution Date and the Class A and
                               Class M Certificates is the excess of (A) the weighted average of the Expense Adjusted Mortgage
                               Rates of the Mortgage Loans as of the first day of the related due period, over (B) (1) a per annum rate equal to the sum of (i) the net swap payments payable to the Swap Provider, and (ii) any Swap Termination Payment not due to a Swap
                               Provider Trigger Event payable to the Swap
                               Provider on such Distribution Date, divided by the outstanding Stated Principal Balance of the Mortgage Loans as of the related Due Date prior to giving effect to any reduction in the Stated
                               Principal Balances of the Mortgage Loans on such Due Date, multiplied by 12, and (2) in the case of the Class A Certificates the Note Insurance
                               Premium. The net WAC Rate Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Pass-through Rates:            The Pass-Through Rate with respect to each class
                               of Class A Certificates and Class M Certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR plus the related Margin, and (y) the related Net
                               WAC Rate Cap adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Swap Agreement:                On the Closing Date, the supplemental interest
                               trust trustee will enter into a Swap Agreement for the benefit of the Offered Certificates with an initial notional amount of [$505,688,747].
                               Under the Swap Agreement, on each Distribution
                               Date beginning in May 2007 and ending in April
                               2012, the Swap Administrator shall be obligated to pay to the Swap Provider an amount equal to [5.06375%] (per annum) on the related swap notional amount specified in the schedule below based upon a 30/360 day count convention, and the Swap Administrator will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the related swap notional amount specified in the schedule below based upon an actual/360 day count convention, accrued during the related swap accrual period. Only the net amount of the two obligations above will be paid by the appropriate party (each, a "Net Swap
                               Payment"). To the extent that the Swap
                               Administrator is obligated to make a Net Swap
                               Payment on any Distribution Date, amounts otherwise available to the Certificateholders will be applied to make a payment to the Swap
                               Administrator in the same amount, for payment to the Swap Provider. The Swap Agreement will terminate after the Distribution Date in April
                               2012.

                               Upon early termination of the Swap Agreement, the Swap Administrator or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that The Swap Administrator is required to make a Swap Termination Payment, the trust will be required to make a payment to the Swap Administrator in the same amount, which amount will be paid on the related distribution date, and on any subsequent Distribution Dates until paid in full, prior to distributions to the related Certificateholders (other than a Swap Termination Payment due to a Swap Provider Trigger Event). Shown below is the swap notional amount schedule.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

                             SWAP NOTIONAL SCHEDULE

-----------------------------------------------------------------------------------------------
   Period     Notional Amount     Period    Notional Amount     Period      Notional Amount
-----------------------------------------------------------------------------------------------
     0        505,688,746.57        20       381,710,075.52       40         286,717,213.81
     1        498,642,873.88        21       376,344,735.38       41         282,595,136.72
     2        491,695,443.17        22       371,049,564.85       42         278,523,810.25
     3        484,844,754.48        23       365,823,301.79       43         274,507,470.52
     4        478,088,451.21        24       360,655,398.27       44         270,546,424.00
     5        471,425,549.06        25       355,556,945.69       45         266,639,111.56
     6        464,855,331.44        26       350,529,423.80       46         262,784,468.95
     7        458,375,006.87        27       345,566,412.76       47         258,983,706.88
     8        451,983,472.38        28       340,669,369.00       48         255,232,414.89
     9        445,679,097.11        29       335,837,113.61       49         251,532,081.49
     10       439,460,905.58        30       331,071,994.82       50         247,882,196.61
     11       433,328,381.29        31       326,367,313.76       51         244,281,907.40
     12       427,277,254.46        32       321,724,870.28       52         240,729,056.42
     13       421,309,381.26        33       317,142,868.77       53         237,224,513.62
     14       415,423,341.52        34       312,621,293.21       54         233,768,381.30
     15       409,615,493.95        35       308,161,298.93       55         230,360,004.98
     16       403,887,485.56        36       303,761,629.07       56         226,997,658.75
     17       398,233,542.47        37       299,421,639.18       57         223,681,002.06
     18       392,655,995.33        38       295,131,902.33       58         220,407,667.87
     19       387,145,439.99        39       290,895,918.84       59         217,180,019.22




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Interest Carry Forward Amount: For each class of Offered Certificates, and on any Distribution Date, the sum of (i) the excess of (A) the interest accrued during the related Interest Accrual Period for such Class (excluding any Basis Risk Shortfall Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (B) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess (to the extent permitted by applicable law) at the Pass-Through Rate for the related interest accrual period, including the interest accrual period relating to such Distribution Date for such class.

Interest Distribution Amount:  The Interest Distribution Amount for the Offered
                               Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest payable by the Master Servicer and any shortfalls resulting from the application of the Relief Act and any allocations of net deferred interest to such Class.

Senior Interest Distribution   The Senior Interest Distribution Amount for any
Amount:                        Distribution Date and any Class A Certificates is
                               equal to the Interest Distribution Amount for such Distribution Date for the related Class A
                               Certificates and the Interest Carry Forward
                               Amount, if any, for that Distribution Date for the related Class A Certificates.

Basis Risk Shortfall Carryover With respect to any Distribution Date,
Amount: and the Class A Certificates and Class M Certificates, the excess of (i) the amount of interest such class would have accrued on such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net WAC Rate Cap, over (ii) the amount of interest such class of Certificates received on such Distribution Date if the Pass-Through Rate is limited to the related Net WAC Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates (and accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the related Net WAC Rate Cap). The ratings on each Class of Certificates do not address the likelihood of the payment of any Basis Risk Shortfall Carryover Amount.


Basis Risk Shortfall:          Because each Mortgage Loan has a mortgage rate
                               that is either fixed or adjustable, and the adjustable-rate Mortgage Loans will adjust based on various indices after an initial fixed-rate period ranging from one month to ten years following the date of origination, and the Pass-Through Rates on the Offered Certificates are based on one-month LIBOR, the application of the Net WAC Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls, "Basis Risk Shortfalls"). This may also occur if the indices rise quickly since the Mortgage Loan adjustments are constrained by certain interim caps. If Basis Risk Shortfalls occur, they will be carried forward as Basis Risk Shortfall
                               Carryover Amounts and paid from Net Monthly
                               Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent
                               Distribution Date.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


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                         Certificates, Series 2007-SD3
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Interest Payment Priority:     On each Distribution Date, the Interest
                               Remittance Amount will be distributed in the following order of priority:

                                    (i)      to the Note Insurer, the premium
                                             under the note guaranty insurance
                                             policy;
                                    (ii)     from the Interest Remittance
                                             Amount, to the holders of the Class
                                             A Certificates, the Senior Interest
                                             Distribution Amount allocable to
                                             such Certificates;
                                    (iii)    from the Interest Remittance
                                             Amount, to the Note Insurer, any
                                             reimbursements for prior draws
                                             (including applicable interest) on
                                             the note guaranty insurance policy;
                                    (iv)     from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-1 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates;
                                    (v)      from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-2 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates;
                                    (vi)     from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-3 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates;
                                    (vii)    from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-4 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates;
                                    (viii)   from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-5 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates;
                                    (ix)     from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-6 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates;
                                    (x)      from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-7 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates;
                                    (xi)     from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-8 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates;
                                    (xii)    from the remaining Interest
                                             Remittance Amount, to the holders
                                             of the Class M-9 Certificates, the
                                             Interest Distribution Amount for
                                             such Certificates; and
                                    (xiii)   from the remaining Interest
                                             Remittance Amount to the Note
                                             Insurer, any other amounts owed to
                                             the Note Insurer pursuant to the
                                             note guaranty insurance policy.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


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                         Certificates, Series 2007-SD3
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Principal Payment Priority:    On each Distribution Date (a) prior to the
                               Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amounts shall be distributed, after distribution to the
                               Note Insurer, any reimbursements for prior draws (including applicable interest on the note guaranty insurance policy), as follows:

                                    (i)      the Principal Distribution Amount
                                             sequentially to the holders of the
                                             Class A Certificates, until the
                                             Certificate Principal Balance of
                                             each such class has been reduced to
                                             zero;

                                    (ii)     to the holders of the Class M-1
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i)
                                             above, until the Certificate
                                             Principal Balance thereof has been
                                             reduced to zero;

                                    (iii)    to the holders of the Class M-2
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i)
                                             and (ii) above, until the
                                             Certificate Principal Balance
                                             thereof has been reduced to zero;

                                    (iv)     to the holders of the Class M-3
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i),
                                             (ii) and (iii) above, until the
                                             Certificate Principal Balance
                                             thereof has been reduced to zero;

                                    (v)      to the holders of the Class M-4
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i),
                                             (ii), (iii) and (iv) above, until
                                             the Certificate Principal Balance
                                             thereof has been reduced to zero;

                                    (vi)     to the holders of the Class M-5
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i),
                                             (ii), (iii), (iv) and (v) above,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;

                                    (vii)    to the holders of the Class M-6
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i),
                                             (ii), (iii), (iv), (v) and (vi)
                                             above, until the Certificate
                                             Principal Balance thereof has been
                                             reduced to zero;

                                    (viii)   to the holders of the Class M-7
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i),
                                             (ii), (iii), (iv), (v), (vi) and
                                             (vii) above, until the Certificate
                                             Principal Balance thereof has been
                                             reduced to zero;

                                    (ix)     to the holders of the Class M-8
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i),
                                             (ii), (iii), (iv), (v), (vi), (vii)
                                             and (viii) above, until the
                                             Certificate Principal Balance
                                             thereof has been reduced to zero;

                                    (x)      to the holders of the Class M-9
                                             Certificates, any Principal
                                             Distribution Amount remaining after
                                             the distributions described in (i),
                                             (ii), (iii), (iv), (v), (vi),
                                             (vii), (viii) and (ix) above, until
                                             the Certificate Principal Balance
                                             thereof has been reduced to zero;
                                             and

                                    (xi)     to the Note Insurer, any other
                                             amounts owed to the Note Insurer
                                             pursuant to the note guaranty
                                             insurance policy.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


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                         Certificates, Series 2007-SD3
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Principal Payment Priority:    On each Distribution Date (a) on or after the
                               Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed, after distribution to the
                               Note Insurer, any reimbursements for prior draws (including applicable interest on the note guaranty insurance policy), as follows:

                                    (i)      the Principal Distribution Amount
                                             sequentially to the holders of the
                                             Class A Certificates, to the extent
                                             of the Class A Principal
                                             Distribution Amount, until the
                                             Certificate Principal Balance of
                                             each such class has been reduced to
                                             zero;
                                    (ii)     to the holders of the Class M-1
                                             Certificates, the Class M-1
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (iii)    to the holders of the Class M-2
                                             Certificates, the Class M-2
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (iv)     to the holders of the Class M-3
                                             Certificates, the Class M-3
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (v)      to the holders of the Class M-4
                                             Certificates, the Class M-4
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (vi)     to the holders of the Class M-5
                                             Certificates, the Class M-5
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                   (vii)     to the holders of the Class M-6
                                             Certificates, the Class M-6
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (viii)   to the holders of the Class M-7
                                             Certificates, the Class M-7
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (ix)     to the holders of the Class M-8
                                             Certificates, the Class M-8
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (x)      to the holders of the Class M-9
                                             Certificates, the Class M-9
                                             Principal Distribution Amount,
                                             until the Certificate Principal
                                             Balance thereof has been reduced to
                                             zero;
                                    (xi)     to the Note Insurer, any other
                                             amounts owed to the Note Insurer
                                             pursuant to the note guaranty
                                             insurance policy.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


                                       17
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[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
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--------------------------------------------------------------------------------

Swap Payments:                 Funds payable under the swap agreement will be
                               deposited into a reserve account (the "Derivative
                               Account").

                               Funds in the Swap Account that are payable to the Swap Provider will be paid from any available funds prior to distributions on the Certificates and will be distributed on each Distribution Date in the following order of priority:

                               1)   to the Swap Provider, any Net Swap Payment
                                    owed for such Distribution Date; and
                               2)   to the Swap Provider, any Swap Termination
                                    Payment not due to a Swap Provider Trigger
                                    Event.

                               Funds in the Swap Account that are payable to the trust will be distributed on each Distribution Date in the following order of priority:

                               1) to the holders of the Class A Certificates, on a pro rata basis, to pay accrued interest and any Interest Carry Forward Amount to the extent of the interest portion of any Realized Loss on the related Mortgage Loans, in each case to the extent unpaid from the Interest Remittance Amount;
                               2) to the holders of the Class M Certificates, sequentially, to pay accrued interest and any Interest Carry Forward Amount to the extent of the interest portion of any Realized Loss on the related Mortgage Loans, in each case to the extent unpaid from the Interest Remittance Amount;
                               3) to pay, first to the Class A Certificates on a pro rata basis, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Basis Risk Carryover Amounts for such Distribution Date;
                               4) to pay as principal to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates to be applied as part of the Extra Principal Distribution Amount to maintain the Overcollateralization Target Amount for such Distribution Date (to the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount as a result of Realized Losses and to the extent not covered by Net Monthly Excess Cashflow) distributed in the same manner and priority as the Principal Distribution Amount; and
                               5)   to the party named in the Pooling and
                                    Servicing Agreement, any remaining amounts.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


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[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Net Monthly Excess Cashflow    With respect to any Distribution Date, the
Distributions:                 available distribution amount remaining after
                               distribution of the Interest Remittance Amount and the Principal Distribution Amount as described above ("Net Monthly Excess Cashflow") shall be distributed as follows to the extent not covered by amounts paid pursuant to the Swap
                               Agreement (other than in the case of clause (i) below):

                                    (i)      to the holders of the class or
                                             classes of Certificates then
                                             entitled to receive distributions
                                             in respect of principal, in an
                                             amount equal to the
                                             Overcollateralization Increase
                                             Amount, distributable as part of
                                             the Principal Distribution Amount;
                                    (ii)     from Net Monthly Excess Cashflow
                                             attributable to the Interest
                                             Remittance Amount, to the holders
                                             of the Class A Certificates, pro
                                             rata, in an amount equal to any
                                             Interest Carry Forward Amounts to
                                             the extent unpaid from the Interest
                                             Remittance Amount or amounts paid
                                             to the trust pursuant to the Swap
                                             Agreement.
                                    (iii)    from Net Monthly Excess Cashflow
                                             attributable to the Interest
                                             Remittance Amount, to the holders
                                             of the Class A Certificates, in an
                                             amount equal to the previously
                                             allocated Realized Loss Amounts;
                                    (iv)     to the holders of the Class M-1,
                                             Class M-2, Class M-3, Class M-4,
                                             Class M-5, Class M-6, Class M-7,
                                             Class M-8 and Class M-9
                                             Certificates, in that order, in an
                                             amount equal to the related
                                             Interest Carry Forward Amount
                                             allocable to such Certificates;
                                    (v)      to make payments to a reserve
                                             account, to the extent required to
                                             distribute to the holders of the
                                             Class A Certificates any Basis Risk
                                             Carryover Amounts for such classes
                                             (after taking into account amounts
                                             paid under the Swap Agreement);
                                    (vi)     to make payments to a reserve
                                             account, to the extent required to
                                             distribute to the holders of the
                                             Class M Certificates any Basis Risk
                                             Carryover Amounts for such classes
                                             (after taking into account amounts
                                             paid under the Swap Agreement);
                                    (vii)    to the holders of the Class A
                                             Certificates and Class M
                                             Certificates, in an amount equal to
                                             such certificates' allocated share
                                             of any Prepayment Interest
                                             Shortfalls and any shortfalls
                                             resulting from the application of
                                             the Relief Act, in each case,
                                             without interest accrued thereon;
                                    (viii)   to the Swap Provider, any Swap
                                             Termination Payment for such
                                             Distribution Date due to a Swap
                                             Provider Trigger Event;
                                    (ix)     to pay the Early Principal Payment
                                             Amount as principal on the Class
                                             M-9 Certificates, until the
                                             certificate principal balance of
                                             such class is reduced to zero; and
                                    (x)      to the holders of the Class B-IO
                                             Certificates and Class R
                                             Certificates as provided in the
                                             Pooling and Servicing Agreement.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


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[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Net Deferred Interest:         With respect to the Mortgage Loans, on any
                               Distribution Date, the amount of Deferred
                               Interest on the related mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net
                               Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in the related Available Funds for such distribution date and available to be distributed on the Certificates on that distribution date.

                               With respect to any Senior Certificates and the subordinate certificates as of any Distribution Date, will be an amount equal to the product of
                               (1) the excess, if any, of (a) the related
                               Pass-Through Rate for such class of certificates, over (b) the related Adjusted Rate Cap for such class of certificates for such Distribution Date, and (2) the Certificate Principal Balance of such class of certificates immediately prior to such distribution date.

Deferred Interest:             The amount of accrued interest on the negative
                               amortization mortgage loans, the payment of which is deferred and added to the principal balance of such mortgage loans due to the negative amortization feature thereof, as described further in the prospectus supplement.

Adjusted Rate Cap:             With respect to each class of Class A
                               Certificates and Class M Certificates, each
                               Distribution Date and the related Due Period, is the sum of (i) the scheduled monthly payments owed on the related Mortgage Loans for such Due
                               Period less the related servicing fees and lender paid mortgage insurance fees (if any), and (ii) the actual monthly payments received in excess of such scheduled monthly payments, expressed as a per annum rate calculated on the basis of the aggregate scheduled principal balance of the related mortgage loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Principal Distribution         The Principal Distribution Amount for any
Amount:                        Distribution Date will be the sum of (i) the
                               principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related
                               Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) the amount of any Overcollateralization
                               Increase Amount for such Distribution Date MINUS
                               (v) the sum of (a) any Net Swap Payment, or any Swap Termination Payment not due to a Swap
                               Provider Trigger Event, owed to the Swap Provider to the extent not paid on prior Distribution
                               Dates from the Interest Remittance Amount on such Distribution Dates and (b) the amount of any Overcollateralization Reduction Amount for such
                               Distribution Date allocated to the Principal
                               Distribution Amount based on the amount of principal for such Distribution Date.

Class A Principal              The Class A Principal Distribution Amount is an
Distribution Amount:           amount equal to the excess of (x) the aggregate
                               Certificate Principal Balance of the Class A
                               Certificates immediately prior to such
                               Distribution Date over (y) the lesser of (A) the product of (i) approximately 65.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period
                               (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related
                               Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                               Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Class M-1 Principal           The Class M-1 Principal Distribution Amount is an
Distribution Amount:          amount equal to the excess of (x) the sum of (i)
                              the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                              Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period
                              (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related
                              Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                              Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.

Class M-2 Principal           The Class M-2 Principal Distribution Amount is an
Distribution Amount:          amount equal to the excess of (x) the sum of (i)
                              the aggregate Certificate Principal Balance of the Class A Certificates and Class M-1
                              Certificates (after taking into account the payment of the Class A and Class M-1 Principal
                              Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period
                              (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related
                              Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                              Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Class M-3 Principal           The Class M-3 Principal Distribution Amount is an
Distribution Amount:          amount equal to the excess of (x) the sum of (i)
                              the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates
                              (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal
                              Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period
                              (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related
                              Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                              Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.

Class M-4 Principal           The Class M-4 Principal Distribution Amount is an
Distribution Amount:          amount equal to the excess of (x) the sum of (i)
                              the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3
                              Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and
                              Class M-3 Principal Distribution Amounts on such
                              Distribution Date) and (ii) the Certificate
                              Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over
                              (y) the lesser of (A) the product of (i) approximately 84.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related
                              Prepayment Period, and after reduction for Realized Losses incurred during the related Due
                              Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                              Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Class M-5 Principal           The Class M-5 Principal Distribution Amount is an
Distribution Amount:          amount equal to the excess of (x) the sum of (i)
                              the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and
                              Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2,
                              Class M-3 and Class M-4 Principal Distribution
                              Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period
                              (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related
                              Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                              Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.

Class M-6 Principal           The Class M-6 Principal Distribution Amount is an
Distribution Amount:          amount equal to the excess of (x) the sum of (i)
                              the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3,
                              Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and
                              Class M-5 Principal Distribution Amounts on such
                              Distribution Date) and (ii) the Certificate
                              Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over
                              (y) the lesser of (A) the product of (i) approximately 88.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related
                              Prepayment Period, and after reduction for Realized Losses incurred during the related Due
                              Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                              Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Class M-7 Principal           The Class M-7 Principal Distribution Amount is an
Distribution Amount:          amount equal to the excess of (x) the sum of (i)
                              the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3,
                              Class M-4, Class M-5 and Class M-6 Certificates
                              (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class
                              M-4, Class M-5 and Class M-6 Principal
                              Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period
                              (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related
                              Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                              Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.

Class M-8 Principal           The Class M-8 Principal Distribution Amount is an
Distribution Amount:          amount equal to the excess of (x) the sum of (i)
                              the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3,
                              Class M-4, Class M-5, Class M-6 and Class M-7
                              Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2,
                              Class M-3, Class M-4, Class M-5, Class M-6 and
                              Class M-7 Principal Distribution Amounts on such
                              Distribution Date) and (ii) the Certificate
                              Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over
                              (y) the lesser of (A) the product of (i) approximately 92.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related
                              Prepayment Period, and after reduction for Realized Losses incurred during the related Due
                              Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                              Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

Class M-9 Principal           The Class M-9 Principal Distribution Amount is an
Distribution Amount:          amount equal to the excess of (x) the sum of (i)
                              the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3,
                              Class M-4, Class M-5, Class M-6, Class M-7 and
                              Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2,
                              Class M-3, Class M-4, Class M-5, Class M-6, Class
                              M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-9
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period
                              (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related
                              Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                              Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately the Overcollateralization Floor.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

                     Subordinate Classes Available Funds Cap

           Distribution    AFC        AFC              Distribution      AFC       AFC              Distribution     AFC       AFC
 Period        Date      Rate(1)   Rate (2)   Period       Date        Rate(1)  Rate (2)   Period       Date       Rate(1)  Rate (2)
 ------        ----      -------   --------   ------       ----        -------  --------   ------       ----       -------  --------
    1       25-May-07    28.040     28.040      40      25-Aug-10       7.330    30.030      79      25-Nov-10      7.100     9.540
    2       25-Jun-07     6.650     21.650      41      25-Sep-10       7.330    30.290      80      25-Dec-10      6.870     9.240
    3       25-Jul-07     6.710     21.880      42      25-Oct-10       7.360    30.540      81      25-Jan-11      6.870     9.260
    4       25-Aug-07     6.680     22.010      43      25-Nov-10       7.340    30.780      82      25-Feb-11      7.600    10.260
    5       25-Sep-07     6.690     22.190      44      25-Dec-10       7.390    31.050      83      25-Mar-11      6.870     9.280
    6       25-Oct-07     6.750     22.430      45      25-Jan-11       7.390    31.310      84      25-Apr-11      7.100     9.590
    7       25-Nov-07     6.720     22.560      46      25-Feb-11       7.280    31.530      85      25-May-11      6.870     9.320
    8       25-Dec-07     6.770     22.790      47      25-Mar-11       7.410    31.830      86      25-Jun-11      7.100     9.630
    9       25-Jan-08     6.750     22.920      48      25-Apr-11       7.380    32.080      87      25-Jul-11      6.870     9.340
   10       25-Feb-08     6.770     23.120      49      25-May-11       7.440    32.440      88      25-Aug-11      6.870     9.360
   11       25-Mar-08     6.840     23.380      50      25-Jun-11       7.410    32.750      89      25-Sep-11      7.100     9.680
   12       25-Apr-08     6.790     23.480      51      25-Jul-11       7.480    33.150      90      25-Oct-11      6.870     9.370
   13       25-May-08     6.830     23.710      52      25-Aug-11       7.500    33.510      91      25-Nov-11      7.100     9.690
   14       25-Jun-08     6.820     23.860      53      25-Sep-11       7.460    33.850      92      25-Dec-11      6.870     9.380
   15       25-Jul-08     6.860     24.090      54      25-Oct-11       7.520    34.170
   16       25-Aug-08     6.840     24.240      55      25-Nov-11       7.480    34.520
   17       25-Sep-08     6.860     24.440      56      25-Dec-11       7.550    34.990
   18       25-Oct-08     6.900     24.680      57      25-Jan-12       7.550    35.550
   19       25-Nov-08     6.890     24.850      58      25-Feb-12       7.420    35.930
   20       25-Dec-08     6.920     25.080      59      25-Mar-12       7.570    36.220
   21       25-Jan-09     6.920     25.250      60      25-Apr-12       7.030     9.080
   22       25-Feb-09     6.930     25.460      61      25-May-12       6.810     8.830
   23       25-Mar-09     6.970     25.730      62      25-Jun-12       7.040     9.140
   24       25-Apr-09     6.950     25.860      63      25-Jul-12       6.810     8.880
   25       25-May-09     6.970     26.100      64      25-Aug-12       6.810     8.910
   26       25-Jun-09     6.990     26.300      65      25-Sep-12       7.050     9.230
   27       25-Jul-09     7.000     26.540      66      25-Oct-12       6.820     8.940
   28       25-Aug-09     7.030     26.750      67      25-Nov-12       7.050     9.250
   29       25-Sep-09     7.050     27.000      68      25-Dec-12       6.830     8.970
   30       25-Oct-09     7.070     27.240      69      25-Jan-13       6.830     8.980
   31       25-Nov-09     7.080     27.450      70      25-Feb-13       7.570     9.950
   32       25-Dec-09     7.090     27.700      71      25-Mar-13       6.830     9.000
   33       25-Jan-10     7.110     27.910      72      25-Apr-13       7.060     9.310
   34       25-Feb-10     7.130     28.150      73      25-May-13       6.840     9.050
   35       25-Mar-10     7.100     28.410      74      25-Jun-13       7.070     9.370
   36       25-Apr-10     7.160     28.630      75      25-Jul-13       6.850     9.110
   37       25-May-10     7.180     28.910      76      25-Aug-13       6.860     9.160
   38       25-Jun-10     7.280     29.270      77      25-Sep-13       7.090     9.500
   39       25-Jul-10     7.280     29.520      78      25-Oct-14       6.860     9.210

       (1) Assumes 1-month LIBOR at 5.32%, 6-month LIBOR at 5.365%, 1-year LIBOR at 5.32%, 1-year Treasury at 5.08%, MTA at 5.029%, COFI at
            4.299%, no losses and is run at the pricing speed to call.
       (2)  Assumes the 1-month LIBOR, 6-month LIBOR, 1-year LIBOR, 1-year
            Treasury, MTA and COFI equals 20%, no losses and run at the pricing speed to call.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

                   EXCESS SPREAD BEFORE LOSSES (BASIS POINTS)

                DISTRIBUTION                       DISTRIBUTION                        DISTRIBUTION
       PERIOD       DATE        RATE(1)   PERIOD       DATE        RATE(1)    PERIOD       DATE      RATE(1)
       ------       ----        -------   ------       ----        -------    ------       ----      -------
          1       25-May-07       519       40       25-Aug-10       140        79      25-Nov-10      175
          2       25-Jun-07        74       41       25-Sep-10       159        80      25-Dec-10      158
          3       25-Jul-07        94       42       25-Oct-10       142        81      25-Jan-11      157
          4       25-Aug-07        78       43       25-Nov-10       160        82      25-Feb-11      211
          5       25-Sep-07        79       44       25-Dec-10       143        83      25-Mar-11      158
          6       25-Oct-07       100       45       25-Jan-11       143        84      25-Apr-11      175
          7       25-Nov-07        83       46       25-Feb-11       181        85      25-May-11      158
          8       25-Dec-07       103       47       25-Mar-11       144        86      25-Jun-11      175
          9       25-Jan-08        86       48       25-Apr-11       162        87      25-Jul-11      158
         10       25-Feb-08        89       49       25-May-11       145        88      25-Aug-11      158
         11       25-Mar-08       127       50       25-Jun-11       164        89      25-Sep-11      175
         12       25-Apr-08        92       51       25-Jul-11       148        90      25-Oct-11      158
         13       25-May-08       112       52       25-Aug-11       149        91      25-Nov-11      175
         14       25-Jun-08        96       53       25-Sep-11       168        92      25-Dec-11      158
         15       25-Jul-08       115       54       25-Oct-11       150
         16       25-Aug-08        98       55       25-Nov-11       168
         17       25-Sep-08       100       56       25-Dec-11       151
         18       25-Oct-08       119       57       25-Jan-12       150
         19       25-Nov-08       103       58       25-Feb-12       186
         20       25-Dec-08       122       59       25-Mar-12       151
         21       25-Jan-09       105       60       25-Apr-12       169
         22       25-Feb-09       106       61       25-May-12       151
         23       25-Mar-09       148       62       25-Jun-12       169
         24       25-Apr-09       108       63       25-Jul-12       152
         25       25-May-09       128       64       25-Aug-12       152
         26       25-Jun-09       112       65       25-Sep-12       170
         27       25-Jul-09       131       66       25-Oct-12       153
         28       25-Aug-09       116       67       25-Nov-12       171
         29       25-Sep-09       119       68       25-Dec-12       153
         30       25-Oct-09       138       69       25-Jan-13       154
         31       25-Nov-09       122       70       25-Feb-13       207
         32       25-Dec-09       141       71       25-Mar-13       154
         33       25-Jan-10       125       72       25-Apr-13       172
         34       25-Feb-10       126       73       25-May-13       155
         35       25-Mar-10       167       74       25-Jun-13       173
         36       25-Apr-10       130       75       25-Jul-13       155
         37       25-May-10       151       76       25-Aug-13       156
         38       25-Jun-10       133       77       25-Sep-13       175
         39       25-Jul-10       153       78       25-Oct-14       157

       (3) Assumes 1-month LIBOR at 5.32%, 6-month LIBOR at 5.365%, 1-year LIBOR at 5.32%, and 1-year Treasury at 5.08%, MTA at 5.029%,
            COFI at 4.299%, no losses and is run at the pricing speed to call.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

                    THE INFORMATION CONTAINED HEREIN WILL BE
                      SUPERSEDED BY THE DESCRIPTION OF THE
                     COLLATERAL CONTAINED IN THE PROSPECTUS
                    SUPPLEMENT AND HAS BEEN PROVIDED BASED ON
                        INFORMATION AS OF APRIL 1, 2007.

Loan Characteristic                       Fixed                    Arms              Total Pool
 Expected Pool Balance             $193,898,298            $311,790,448            $505,688,747
 Average Balance                       $168,169                $270,182                $219,198
 % Conforming Balances                   73.42%                  59.14%                  64.61%
 WA Gross WAC                            7.061%                  6.782%                  6.889%
 Range of Gross WAC            4.000% - 12.875%        2.500% - 13.625%        2.500% - 13.625%
 WA Net WAC (%)                          6.715%                  6.371%                  6.503%
 WAM (mos)                                  323                     338                     332
 WA Age (mos)                                17                      21                      20
 WA Orig. Term (mos)                        340                     359                     352
Fixed Rate Balloon                        0.37%                     N/A                   0.14%
Fixed Rate Fully
Amortizing                               81.44%                     N/A                  31.23%
Adjustable Rate                           0.00%                 100.00%                  61.66%
Fixed Rate Interest
Only                                     18.19%                   0.00%                   6.98%
 First Lien / Second
Lien                            100.00% / 0.00%          100.00% /0.00%         100.00% / 0.00%
Current Balance
---------------
$0 - $49,999                              3.17%                   0.64%                   1.61%
$50,000 - $99,999                        11.46%                   3.37%                   6.48%
$100,000 - $149,999                      15.14%                   6.95%                  10.09%
$150,000 - $199,999                      12.79%                   7.60%                   9.59%
$200,000 - $249,999                       9.01%                   8.71%                   8.82%
$250,000 - $299,999                       7.18%                   9.48%                   8.60%
$300,000 - $349,999                       7.31%                  10.09%                   9.03%
$350,000 - $399,999                       6.21%                  10.92%                   9.12%
$400,000 - $449,999                       1.53%                   8.54%                   5.85%
$450,000 - $499,999                       6.63%                   5.36%                   5.85%
$500,000 - $549,999                       4.27%                   3.86%                   4.02%
$550,000 - $599,999                       2.71%                   4.78%                   3.99%
$600,000 - $649,999                       2.55%                   2.42%                   2.47%
$650,000 and above                       10.05%                  17.27%                  14.50%
Interest Rate
-------------
Up to 5.999%                             12.85%                  30.45%                  23.70%
6.000% - 6.999%                          39.79%                  17.53%                  26.07%
7.000% - 7.999%                          28.02%                  26.47%                  27.07%
8.000% - 8.999%                          14.38%                  23.55%                  20.03%
9.000% - 9.999%                           4.12%                   1.45%                   2.47%
10.000% - 10.999%                         0.61%                   0.31%                   0.43%
11.000% - 11.999%                         0.15%                   0.17%                   0.17%
12.000% - 12.999%                         0.08%                   0.00%                   0.03%
13.000% and above                         0.00%                   0.07%                   0.04%




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

                    THE INFORMATION CONTAINED HEREIN WILL BE
                      SUPERSEDED BY THE DESCRIPTION OF THE
                     COLLATERAL CONTAINED IN THE PROSPECTUS
                    SUPPLEMENT AND HAS BEEN PROVIDED BASED ON
                        INFORMATION AS OF APRIL 1, 2007.

Loan Characteristic                      Fixed                    Arms               Total Pool
Age (Months)
------------
0 - 12                                  64.72%                  57.76%                   60.43%
13 - 24                                 19.91%                  16.87%                   18.04%
25 - 36                                  3.28%                   7.28%                    5.74%
37 - 48                                  3.85%                  10.28%                    7.81%
49 - 60                                  3.32%                   3.23%                    3.26%
61 - 72                                  1.98%                   0.24%                    0.91%
73 - 84                                  1.10%                   0.51%                    0.74%
85 - 96                                  0.29%                   0.54%                    0.45%
97 and Greater                           1.55%                   3.29%                    2.62%
Original Term
-------------
1-15 Years                               9.89%                   1.08%                    4.46%
16-30 Years                             87.74%                  96.79%                   93.32%
+30 Years                                2.36%                   2.13%                    2.22%
Credit Score
------------
Weighted Average                           661                     672                      668
Not Available                            0.15%                   0.61%                    0.43%
Up to 549                               14.10%                  11.73%                   12.64%
550 to 599                               8.75%                   9.98%                    9.51%
600 to 649                              15.03%                  14.66%                   14.80%
650 to 699                              25.46%                  19.61%                   21.85%
700 to 749                              22.14%                  20.76%                   21.29%
750 to 799                              13.36%                  18.23%                   16.36%
800 and Greater                          1.00%                   4.40%                    3.10%
 Current LTV*
 ------------
*LTV for second liens
includes Senior Lien
Balance
 Weighted Average                       75.10%                  74.72%                   74.87%
 % LTV's > 80%                          28.55%                  24.75%                   26.21%
 % of LTV's > 80%                                                8.40%                   12.45%
with MI                                 18.95%
Original CLTV*
--------------
*LTV for second liens
includes Senior Lien
Balance
Weighted Average                        80.71%                  81.39%                   81.13%
Up to 10.00%                             0.05%                   0.00%                    0.02%
10.01% - 20.00%                          0.12%                   0.19%                    0.16%
20.01% - 30.00%                          1.01%                   0.27%                    0.56%
30.01% - 40.00%                          1.51%                   0.64%                    0.97%
40.01% - 50.00%                          3.92%                   2.44%                    3.01%
50.01% - 60.00%                          3.64%                   6.49%                    5.40%
60.01% - 70.00%                          9.66%                   9.56%                    9.60%
70.01% - 80.00%                         34.24%                  38.37%                   36.79%
80.01% - 90.00%                         20.91%                  12.28%                   15.59%
90.01% - 100.00%                        22.64%                  29.65%                   26.96%
100.01% and above                        2.30%                   0.11%                    0.95%




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

                    THE INFORMATION CONTAINED HEREIN WILL BE
                      SUPERSEDED BY THE DESCRIPTION OF THE
                     COLLATERAL CONTAINED IN THE PROSPECTUS
                    SUPPLEMENT AND HAS BEEN PROVIDED BASED ON
                        INFORMATION AS OF APRIL 1, 2007.

Loan Characteristic                      Fixed                    Arms             Total Pool
Occupancy Status
----------------
 Investor Property                        10.73%                   15.01%                 13.37%
 Owner Occupied                           77.41%                   77.75%                 77.62%
 Second Home                              11.86%                    7.24%                  9.01%
Loan Purpose
------------
 Cash-Out Refi                            29.49%                   19.19%                 23.14%
 Purchase Money                           55.74%                   64.04%                 60.86%
 Rate/Term Refi                           14.77%                   16.77%                 16.00%
Insurance
---------
 Conventional w/o MI                      80.92%                   90.99%                 87.13%
 Conventional w/MI                        19.08%                    9.01%                 12.87%
Geographic
----------
Concentration (> 5%)
--------------------
                                     (CA) 13.46%              (CA) 28.85%            (CA) 22.95%
                                     (FL) 12.80%              (FL) 12.16%            (FL) 12.41%
                                     (TX)  6.63%              (LA) 10.30%            (LA)  8.30%
                                     (NY)  5.93%              (TX)  6.57%            (TX)  6.59%
                                     (GA)  5.31%
                                     (AZ)  5.30%
                                     (LA)  5.09%
 Property Type
 -------------
2-4 Family                                 7.14%                   4.09%                  5.26%
CO-OP                                      0.00%                   0.00%                  0.00%
Condominium                                6.66%                  13.33%                 10.77%
Manufactured Home                          0.52%                   0.00%                  0.20%
PUD                                        4.49%                  15.28%                 11.14%
Single Family                             80.13%                  66.66%                 71.82%
Townhouse                                  1.06%                   0.64%                  0.80%
Index
-----
Fixed Rate                               100.00%                   0.00%                 38.34%
1 MO LIBOR ARM                             0.00%                   0.03%                  0.02%
1 YR LIBOR ARM                             0.00%                  33.04%                 20.37%
1 YR TRSY                                  0.00%                  21.93%                 13.52%
6MO LIBOR ARM                              0.00%                  28.95%                 17.85%
COFI                                       0.00%                   0.56%                  0.35%
MTA                                      100.00%                  15.49%                  9.55%
Documentation
-------------
Full/Alternative                          70.94%                  57.15%                 62.44%
Limited                                    0.98%                   1.42%                  1.25%
No Income / No Asset                       7.52%                   6.20%                  6.71%
No Ratio                                   3.20%                   9.53%                  2.15%
No Income / Verified
Asset                                      0.17%                   3.38%                  7.10%
Stated Income                              9.55%                  16.56%                 13.87%
Stated/Stated                              7.64%                   5.75%                  6.48%




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                         Computational Materials for
[GRAPHIC OMITTED]        Bear Stearns Asset Backed Securities I LLC Asset-Backed
                         Certificates, Series 2007-SD3
--------------------------------------------------------------------------------

                    THE INFORMATION CONTAINED HEREIN WILL BE
                      SUPERSEDED BY THE DESCRIPTION OF THE
                     COLLATERAL CONTAINED IN THE PROSPECTUS
                    SUPPLEMENT AND HAS BEEN PROVIDED BASED ON
                        INFORMATION AS OF APRIL 1, 2007.

Loan Characteristic                      Fixed                    Arms              Total Pool
Gross Margin
------------
Weighted Average                           N/A                  2.651%                  2.651%
Fixed Rate Mortgage                                              0.00%
Loans                                  100.00%                                          38.34%
Up to 2.999%                             0.00%                  71.41%                  44.03%
3.000% - 3.999%                          0.00%                  26.27%                  16.20%
4.000% - 4.999%                          0.00%                   0.66%                   0.41%
5.000% - 5.999%                          0.00%                   0.93%                   0.57%
6.000% - 6.999%                          0.00%                   0.45%                   0.28%
7.000% - 7.999%                          0.00%                   0.27%                   0.17%
8.000% and above                         0.00%                   0.01%                   0.01%
Maximum Interest Rate
---------------------
Weighted Average                           N/A                 12.687%                 12.687%
Fixed Rate Mortgage                                              0.00%
Loans                                  100.00%                                          38.34%
Up to 11.999%                            0.00%                  42.14%                  25.98%
12.000% - 12.999%                        0.00%                  19.17%                  11.82%
13.000% - 13.999%                        0.00%                  16.60%                  10.23%
14.000% - 14.999%                        0.00%                   2.96%                   1.83%
15.000% - 15.999%                        0.00%                   7.79%                   4.80%
16.000% - 16.999%                        0.00%                   2.30%                   1.42%
17.000% - 17.999%                        0.00%                   3.58%                   2.21%
18.000% - 18.999%                        0.00%                   3.52%                   2.17%
19.000% - 19.999%                        0.00%                   1.67%                   1.03%
20.000% and above                        0.00%                   0.27%                   0.17%
Months to Next Rate
-------------------
Adjustment
----------
Weighted Average                           N/A                      39                      39
Fixed Rate Mortgage                                              0.00%
Loans                                  100.00%                                          38.34%
 1 -  3                                  0.00%                  17.25%                  10.63%
 4 -  7                                  0.00%                   4.45%                   2.75%
 8 - 11                                  0.00%                   3.28%                   2.02%
12 - 15                                  0.00%                   2.57%                   1.58%
16 - 19                                  0.00%                   2.87%                   1.77%
20 - 23                                  0.00%                   1.38%                   0.85%
24 - 43                                  0.00%                  18.43%                  11.37%
44 - 50                                  0.00%                   5.91%                   3.64%
51 +                                     0.00%                  43.85%                  27.04%
Interest Only
-------------
10YR IO                                 13.36%                  31.21%                  24.36%
1YR IO                                   0.00%                   0.38%                   0.24%
2YR IO                                   0.00%                   0.09%                   0.06%
3YR IO                                   0.00%                   1.64%                   1.01%
5YR IO                                   4.84%                  14.07%                  10.53%
7YR IO                                   0.00%                   2.45%                   1.51%
NONIO                                   81.81%                  50.15%                  62.29%




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.